UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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MORGANS HOTEL GROUP CO.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MORGANS HOTEL GROUP CO.
475 Tenth Avenue
New York, NY 10018

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 22, 2007
10:00 a.m. Eastern Daylight Time

Dear Stockholder:

You are cordially invited to attend our 2007 annual meeting of stockholders to be held on Tuesday, May 22, 2007, at 10:00 a.m., Eastern Daylight Time, at

Hudson Hotel
356 West 58th Street
New York, New York 10019

for the following purposes:

1.     To elect seven directors to serve one-year terms expiring in 2008;

2.     To ratify the appointment of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007;

3.     To approve the 2007 Omnibus Incentive Plan which amends and restates the Morgans Hotel Group Co. 2006 Omnibus Stock Incentive Plan; and

4.     To transact such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

Only stockholders of record at the close of business on April 12, 2007 will be entitled to notice of and to vote at the meeting.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON, IF YOU DESIRE, AS DISCUSSED IN THIS PROXY STATEMENT.

By Order of the Board of Directors

Name:	Richard Szymanski
Title:	Secretary

New York, New York
April 30, 2007

MORGANS HOTEL GROUP CO.
475 Tenth Avenue
New York, NY 10018

PROXY STATEMENT

QUESTIONS AND ANSWERS

Why am I receiving this proxy statement?

You are receiving this proxy statement and the accompanying proxy card because you own shares of common stock of Morgans Hotel Group Co. This proxy statement contains information related to the solicitation of proxies for use at our 2007 annual meeting of stockholders, to be held at 10:00 a.m., Eastern Daylight Time, on Tuesday, May 22, 2007 at the Hudson Hotel, 356 West 58th Street New York, New York 10019, for the purposes stated in the accompanying Notice of Annual Meeting of Stockholders. This solicitation is made by Morgans Hotel Group Co. on behalf of our Board of Directors. Unless otherwise stated, as used in this proxy statement, the terms “we,” “our,” “us” and the “company” refer to Morgans Hotel Group Co. This proxy statement, the enclosed proxy card and our 2006 annual report to stockholders are first being mailed to stockholders beginning on or about April 30, 2007.

What information is presented in this proxy statement?

The information contained in this proxy statement relates to the proposals to be voted on at the annual meeting of stockholders, the voting process, our Board of Directors and Board committees, the compensation of our directors and executive officers for the fiscal year ending December 31, 2006, and other required information. We completed our initial public offering, or IPO, on February 17, 2006; therefore, any information regarding the period prior to February 17, 2006 refers to Morgans Hotel Group LLC, our Predecessor.

Who is entitled to vote at the annual meeting?

Only holders of record of our common stock at the close of business on April 12, 2007, the record date for the annual meeting of stockholders, are entitled to receive notice of the annual meeting and to vote at the annual meeting. Our common stock constitutes the only class of securities entitled to vote at the meeting.

When you vote by signing and returning the proxy card, you appoint David Smail and Richard Szymanski as your representatives to vote your common stock at the annual meeting. Messrs. Smail and Szymanski, or either of them, will vote your common stock as you instruct on your proxy card. Accordingly, your common stock will be voted whether or not you attend the annual meeting. Even if you plan to attend the annual meeting, we encourage you to vote by signing and returning your proxy card in advance.

Who can attend the annual meeting?

If you are a holder of our common stock at the close of business on April 12, 2007, the record date for the annual meeting, or a duly appointed proxy, you are authorized to attend the annual meeting. You will need to present proof of share ownership and valid picture identification, such as a driver’s license or passport, before being admitted. If your common stock is held beneficially in the name of a bank, broker or other holder of record (i.e., street name), you must present proof of your ownership by presenting a bank or brokerage account statement reflecting your ownership as of the record date.

Cameras, recording equipment and other electronic devices will not be permitted at the annual meeting.

What are the voting rights of stockholders?

Each share of common stock outstanding on the record date entitles its holder to cast one vote on each matter to be voted on.

How do I vote?

If you hold your shares of common stock directly (i.e., not in a bank or brokerage account), you may vote by completing and returning the accompanying proxy card or by attending the meeting and voting in person.

If your shares of common stock are held in street name, you should follow the voting instructions provided to you by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by the internet or by telephone to your broker or nominee. If you provide specific instructions, your broker or nominee should vote your shares of common stock as directed. Additionally, if you want to vote in person and hold your shares in street name, you will need a legal proxy from your broker to vote at the annual meeting.

How are proxy card votes counted?

If the accompanying proxy card is properly signed and returned to us, and not revoked, the persons designated as proxy holders will vote the shares of common stock represented by that proxy as directed by you. If you return your signed proxy card but fail to indicate your voting preferences, the persons designated as proxy holders will vote the shares of common stock represented by that proxy as recommended by the Board. The Board recommends a vote “FOR” the election of all nominees for our Board of Directors named in this proxy statement, “FOR” the ratification of the appointment of BDO Seidman, LLP as our independent registered public accounting firm for the 2007 fiscal year and “FOR” the approval of the 2007 Omnibus Incentive Plan which amends and restates the Morgans Hotel Group Co. 2006 Omnibus Stock Incentive Plan.

In the election of directors, you may either vote “FOR” all the nominees or to “WITHHOLD” your vote with respect to one or more of the nominees. Regarding the ratification of our independent registered public accounting firm and the approval of the 2007 Omnibus Incentive Plan which amends and restates the Morgans Hotel Group Co. 2006 Omnibus Stock Incentive Plan, you may vote “FOR”, “AGAINST” or “ABSTAIN”. If you withhold your vote with respect to any director nominee or abstain from voting on the ratification of our independent registered public accounting firm or the approval of the 2007 Omnibus Incentive Plan which amends and restates the Morgans Hotel Group Co. 2006 Omnibus Stock Incentive Plan, your shares of common stock will be counted for purposes of establishing a quorum, but will have no effect on the election, ratification or approval.

Will my shares of common stock be voted if I do not provide my proxy and I do not attend the annual meeting?

If you do not provide a proxy or vote your shares of common stock held in your name, your shares will not be voted. If you hold your shares in street name, your broker may be able to vote your shares for routine matters even if you do not provide the broker with voting instructions. The election of directors and the ratification of BDO Seidman, LLP as our independent registered public accounting firm for fiscal year 2007 are considered routine matters. Your broker may not vote your shares for non-routine matters if you do not provide the broker with voting instructions. The approval of the 2007 Omnibus Incentive Plan which amends and restates the Morgans Hotel Group Co. 2006 Omnibus Stock Incentive Plan is considered a non-routine matter.

May I change my vote after I return my proxy card?

Yes. You may change or revoke a previously granted proxy at any time before it is exercised by either (a) submitting a later-dated proxy, in person at the annual meeting or by mail or  (b) delivering instructions to our Secretary at our principal executive offices located at 475 Tenth Avenue, New York, New York 10018. Please note that attendance at the meeting will not, in itself, constitute revocation of a previously granted proxy.

If your shares of common stock are held in street name, then you may submit new voting instructions by contacting your broker or nominee. You may also vote in person at the annual meeting if you obtain a legal proxy from your broker as described above.

What will constitute a quorum at the annual meeting?

The presence at the annual meeting, in person or by proxy, of the holders of a majority of the common stock outstanding on April 12, 2007 will constitute a quorum, permitting the stockholders to conduct business at the annual meeting. We will include abstentions and broker non-votes in the calculation of the number of shares considered to be present at the meeting for purposes of determining the presence of a quorum at the meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares.

As of April 12, 2007, there were 31,992,506 shares of common stock outstanding.

How many votes are needed to approve each of the proposals?

Directors are elected by a plurality of the votes cast; therefore, the seven nominees for election to the Board who receive the most votes will be elected. Ratification of our independent registered public accounting firm and approval of the 2007 Omnibus Incentive Plan which amends and restates the Morgans Hotel Group Co. 2006 Omnibus Stock Incentive Plan each will require the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote thereon.

Will any other matters be voted on?

As of the date of this proxy statement, we do not know of any other matters that will be presented for consideration at the annual meeting other than those matters discussed in this proxy statement. If any other matters properly come before the meeting and call for a stockholder vote, valid proxies will be voted by the holders of the proxies in accordance with the recommendation of the Board or, if no recommendation is given, in their own discretion.

Who is soliciting my proxy?

This solicitation of proxies is made by and on behalf of our Board of Directors. We will pay the costs of soliciting proxies, which will consist primarily of the cost of printing, postage and handling. In addition to soliciting proxies by mail, our officers, directors and other employees, without additional compensation, may solicit proxies personally or by other appropriate means. It is anticipated that banks, brokers, fiduciaries, custodians and nominees will forward proxy soliciting materials to their principals, and that we will reimburse these persons’ out-of-pocket expenses.

What is “householding” and how does it affect me?

If you and other residents at your mailing address who have the same last name own our common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement. This practice of sending only one copy of proxy materials is known as “householding.”  If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of each of our annual report, notice of annual meeting and proxy statement to your address. However, even if your broker has sent only one copy of these proxy materials, you should receive a proxy card for each stockholder in your household. You may revoke your consent to householding at any time by contacting your broker or bank, or by calling The Bank of New York at (800) 524-4458. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of our annual report or proxy statement, we will send a separate copy of the annual report or the proxy statement to you upon oral or written request. Such request can be made by contacting us at 475 Tenth Avenue, New York, New York 10018, attention: Investor Relations (telephone number: (212) 227-4100).

Is there a list of stockholders entitled to vote at the annual meeting?

The names of stockholders of record entitled to vote at the annual meeting will be available at the annual meeting and for ten days prior to the annual meeting, between the hours of 9:00 a.m. and 4:30 p.m., at our principal executive offices at 475 Tenth Avenue, New York, New York 10018, by contacting the Secretary.

You should rely only on the information provided in this proxy statement. We have not authorized anyone to provide you with different information. You should assume that the information in this proxy statement is accurate only as of the date of this proxy statement or, where information relates to another date set forth in this proxy statement, then as of that date.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Proposal 1:   Election of Directors for a One-Year Term Expiring at the 2008 Annual Meeting of Stockholders

Our Board of Directors, or the Board, is currently comprised of seven directors, each with terms expiring at the 2007 annual meeting. Our Corporate Governance and Nominating Committee has recommended to our Board the nominees set forth below, all of whom are currently serving as directors of the company, for re-election to serve as directors for one-year terms until the 2008 annual meeting and until their successors are duly elected and qualified. Following the Corporate Governance and Nominating Committee’s recommendation, our Board has nominated those persons set forth below. Based on its review of the relationships between the director nominees and the company, and as discussed in greater detail below, the Board has affirmatively determined that if these nominees are elected, five of the seven directors serving on the Board, Edwin L. Knetzger, III, Lance Armstrong, Fred J. Kleisner, Thomas L. Harrison and Robert Friedman, will be “independent” directors under Nasdaq rules.

The Board knows of no reason why any nominee would be unable to serve as a director. If any nominee is unavailable for election or service, the Board may designate a substitute nominee and the persons designated as proxy holders on the proxy card will vote for the substitute nominee recommended by the Board, or the Board may, as permitted by our bylaws, decrease the size of our Board.

Vote Required

The affirmative vote of a plurality of all the votes cast at the annual meeting is necessary for the election of a director. Accordingly, the seven individuals with the highest number of affirmative votes will be elected as directors. Cumulative voting in the election of directors is not permitted. For purposes of the election of directors, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote, other than for purposes of determining a quorum.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES SET FORTH BELOW.

Director Biographies

Set forth below are descriptions of the backgrounds and principal occupations of each of our director nominees. The age and other information of each nominee are as of April 30, 2007.

Name	Age	Current Position with Morgans Hotel Group Co.
David T. Hamamoto	47	Chairman of the Board of Directors
W. Edward Scheetz	42	President, Chief Executive Officer and Director
Edwin L. Knetzger, III	55	Director
Lance Armstrong	35	Director
Fred J. Kleisner	62	Director
Thomas L. Harrison	59	Director
Robert Friedman	51	Director

David T. Hamamoto has been the Chairman of our Board of Directors since February 2006. In 1997, Mr. Hamamoto co-founded NorthStar Capital Investment Corp. with W. Edward Scheetz and currently is the Co-Chairman of its Board of Directors and its Co-Chief Executive Officer. Prior to that time, Mr. Hamamoto was a partner, co-head and co-founder of the Real Estate Principal Investment Area at Goldman, Sachs & Co. Additionally, Mr. Hamamoto serves on the boards of NorthStar Capital Investment

Corp., NorthStar Realty Finance Corp. and Koll Development Co. Mr. Hamamoto is also the President and Chief Executive Officer of NorthStar Realty Finance Corp., a NYSE-listed commercial real estate company. Mr. Hamamoto received a Bachelor of Science degree from Stanford University and a Master of Business Administration from the Wharton School of the University of Pennsylvania.

W. Edward Scheetz has been our President, Chief Executive Officer and one of our Directors since February 2006. In July 1997, Mr. Scheetz co-founded NorthStar Capital Investment Corp. with David T. Hamamoto, and currently is the Co-Chairman of its Board of Directors and its Co-Chief Executive Officer. Since NorthStar Capital Investment Corp.’s investment in 1997 in our predecessor company, Mr. Scheetz has been a member of the Board of our predecessor company. Mr. Scheetz also serves on the boards of NorthStar Capital Investment Corp., NorthStar Realty Finance Corp. (where he is the Chairman), Koll Development, 401Kexchange.com and tutor.com and serves on the Investment Committee of NS Advisors. Prior to founding NorthStar Capital, Mr. Scheetz was a partner at Apollo Real Estate Advisors from 1993 to 1997, where he was responsible for the investment activities of Apollo Real Estate Investment Fund I and II, which included, among others, financing the development of Delano Miami and certain of our other projects. Mr. Scheetz received an A.B. in economics from Princeton University.

Edwin L. Knetzger, III is the Chairman of our Corporate Governance and Nominating Committee, a member of our Audit Committee and Compensation Committee, and has been one of our Directors since February 2006. Mr. Knetzger is one of the co-founders and is the current Vice Chairman of Greenwich Capital Markets, Inc., a leading fixed income institutional investor, where he previously served at various times as President, Chief Executive Officer and Chairman from 1981 to 2003. Prior to joining Greenwich Capital Markets, Inc., Mr. Knetzger was employed by Kidder Peabody & Company where he served as Co-Manager and Head Trader of the Government Bond Trading Department from 1975 to 1980. Additionally, Mr. Knetzger serves on the boards of Paul Newman’s The Hole In The Wall Gang Camp and The Hole In The Wall Gang Association, which are non-profit organizations for children and families afflicted by cancer and serious blood diseases. Mr. Knetzger received a Bachelor of Arts and a Master of Business Administration from University of Virginia.

Lance Armstrong has been one of our Directors since February 2006. Mr. Armstrong is a retired professional road racing cyclist and winner of seven consecutive Tour de France races from 1999 to 2005. In 2002, Sports Illustrated magazine named him their Sportsman of the Year. He was also named Associated Press Male Athlete of the Year for 2002, 2003, 2004 and 2005, received ESPN’s ESPY Award for Best Male Athlete in 2003, 2004 and 2005, and won the BBC Sports Personality of the Year Overseas Personality Award in 2003. Mr. Armstrong is the founder of the Lance Armstrong Foundation, a nonprofit organization which seeks to support cancer victims and raise awareness about cancer through education, advocacy, public health and research programs. Mr. Armstrong has been a member of President George W. Bush’s Cancer Panel since 2002.

Fred J. Kleisner is the Chairman of our Audit Committee, a member of our Corporate Governance and Nominating Committee, and has been one of our Directors since February 2006. Mr. Kleisner is currently a consultant to the hotel industry. From March 2000 to August 2005, Mr. Kleisner was the Chief Executive Officer of Wyndham International, a hotel company that owned, leased, managed and franchised hotels and resorts in the U.S., Canada, Mexico, the Caribbean and Europe. Mr. Kleisner also served as the Chairman of Wyndham International’s Board from October 13, 2000. From August 1999 to October 2000, Mr. Kleisner served as President and from July 1999 to March 2000, Mr. Kleisner also served as Chief Operating Officer. From March 1998 to August 1999, he served as President and Chief Operating Officer of The Americas for Starwood Hotels & Resorts Worldwide, Inc. Hotel Group. His experience in the industry also includes senior positions with Westin Hotels and Resorts, where he served as President and Chief Operating Officer from 1995 to 1998; Interstate Hotels Company where he served as Executive Vice President and Group President of Operations from 1990 to 1995; The Sheraton Corporation, where he served as Senior Vice President, Director of Operations, North America Division—East from 1985 to 1990; and Hilton Hotels, where for 16 years he served as General Manager of several landmark hotels, including The Waldorf Astoria and The Waldorf Towers in New York, The Capital Hilton in Washington, D.C., and The Hilton Hawaiian Village in Honolulu. Mr. Kleisner, who holds a Bachelor of Arts degree in Hotel Management from Michigan State University, completed advanced studies at the University of Virginia and Catholic University of America.

Thomas L. Harrison is a Co-Chairman of our Compensation Committee, a member of our Audit Committee, and has been one of our Directors since February 2006. Mr. Harrison is Chairman and Chief Executive Officer of Diversified Agency Services (“DAS”), a group of marketing services companies. A division of the Omnicom Group, DAS provides a broad range of marketing communication services. Mr. Harrison has been the President of DAS since 1997 and was named Chairman and Chief Executive Officer in 1998. Prior to joining DAS, Mr. Harrison was Co-founder and Chairman of Harrison & Star Business Group. Mr. Harrison serves on the boards of The Children’s Hospital at Montefiore and is a fellow at the New York Academy of Medicine. He is a member of the President’s council at Tulane University School of Medicine and was a member of the Dean’s council at Tulane School of Public Health and Tropical Medicine. He is also the chairman of the Dean’s council of The Steinhardt School at New York University. He has served as co-chairman of the New York Chapter of the U.S. Olympic Committee. Mr. Harrison holds an advanced degree in cell biology and physiology from West Virginia University and will receive an Honorary Doctorate from that University.

Robert Friedman is a Co-Chairman of our Compensation Committee, a member of our Corporate Governance and Nominating Committee, and has been one of our Directors since February 2006. Mr. Friedman is President of Media & Entertainment for @radical thinking. From 1991 to 2003, Mr. Friedman held a variety of senior positions at AOL Time Warner, including as Head of Corporate Marketing for Time Warner and President of AOL, Interactive Marketing & TV. Mr. Friedman was President of New Line TV and Co-Chairman of Worldwide Theatrical Marketing, Licensing and Merchandising. Mr. Friedman was a member of the original development team of MTV Networks from 1981 to 1989. Mr. Friedman serves on the Board of Directors of Vassar College, Columbia Business School, The Mount Sinai Medical Center and The Big Apple Circus. Mr. Friedman also serves on the International Advisory Board for New Zealand. Mr. Friedman received a Bachelor of Arts from Vassar College and a Master of Business Administration from Columbia University.

Corporate Governance Information

We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our stockholders well and maintaining our integrity in the marketplace. Accordingly, our Board has adopted and maintains:

•       Corporate Governance Guidelines;

•       A Code of Business Conduct and Ethics;

•       A Charter of the Audit Committee;

•       A Charter of the Compensation Committee; and

•       A Charter of the Corporate Governance and Nominating Committee.

From time to time, we may revise the above-mentioned corporate governance guidelines, code and charters in response to changing regulatory requirements, evolving best practices and the concerns of our stockholders and other constituents. Please visit our website at www.morganshotelgroup.com to view or obtain a copy of the current version of any of these documents. We will provide any of the above-mentioned documents, free of charge, to any stockholder who sends a written request to:

Morgans Hotel Group Co.
Attn: Investor Relations
475 Tenth Avenue
New York, NY 10018

Director Independence

Our Corporate Governance Guidelines require us to have a majority of our Board consisting of directors who (i) are neither officers nor employees of the company or its subsidiaries (and have not been officers or employees within the previous three years), (ii) do not have a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and (iii) who are otherwise independent under the Nasdaq rules. Under the Nasdaq rules, the following persons would not be considered independent:

•       a director who is, or at any time during the past three years was, employed by the company or by any parent or subsidiary of the company;

•       a director who accepted or who has a family member who accepted any compensation from the company in excess of $100,000 during any period of 12 consecutive months within the three years preceding the determination of independence, other than (i) compensation for board or board committee service; (ii) compensation paid to a family member who is an employee (other than an executive officer) of the company; or (iii) benefits under a tax-qualified retirement plan, or non-discretionary compensation;

•       a director who is a family member of an individual who is, or at any time during the past three years was, employed by the company as an executive officer;

•       a director who is, or has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the company made, or from which the company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than (i) payments arising solely from investments in the company’s securities or (ii) payments under non-discretionary charitable contribution matching programs;

•       a director of the issuer who is, or has a family member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the issuer serve on the compensation committee of such other entity; or

•       a director who is, or has a family member who is, a current partner of the company’s outside auditor, or was a partner or employee of the company’s outside auditor who worked on the company’s audit at any time during any of the past three years.

To adequately assess and ensure that (i) at least a majority of our directors qualify as independent and (ii) each of the Board committees is comprised of solely independent directors, the Board undertakes an annual review of the independence of all directors. In determining independence, our Board considers all facts and circumstances. In assessing the materiality of a director’s relationship with our company, the Board considers the issues from the director’s standpoint and from the perspective of the persons or organization with which the director has an affiliation. The Board reviews commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships.

Our Board has evaluated the status of each director and has affirmatively determined, after considering the relevant facts and circumstances, that each of Messrs. Knetzger, Armstrong, Kleisner, Harrison and Friedman is independent, as defined in the Nasdaq rules, and that none of these directors have a material relationship with us. In reaching this decision, our Board specifically discussed and considered (i) Mr. Knetzger’s role as Vice Chairman of Greenwich Capital Markets, Inc. which provided debt financing for one of the company’s hotels in May 2006 and (ii) Mr. Harrison’s role as Chairman and Chief Executive Officer of DAS, a subsidiary of Omnicom Group, which, through various subsidiaries, provides advertising and other services to the company from time to time. After discussing these relationships and the independence standards set forth above, the Board determined that none of these relationships was material or in any way undermined the independence of the board members involved.

Executive Sessions of Independent Directors

Pursuant to our Corporate Governance Guidelines and the Nasdaq rules, in order to promote open discussion among independent directors, our Board devotes a portion of at least two of the regularly scheduled Board meetings each year to sessions of only independent directors. Our independent directors are Messrs. Knetzger, Armstrong, Kleisner, Harrison and Friedman.

Communications with the Board

Stockholders and other interested parties may communicate with the Board by contacting the independent directors by sending written correspondence to the “Independent Directors” c/o Secretary of Morgans Hotel Group Co., 475 Tenth Avenue, New York, NY 10018. The Secretary will forward all such correspondence to the independent director then presiding over the executive sessions of the independent directors. The applicable independent director will decide what action should be taken with respect to the communication, including whether such communication should be reported to the full Board.

Board Meetings and Director Attendance

We completed our IPO on February 17, 2006. Pursuant to our Corporate Governance Guidelines, (i) we are required to have at least four regularly scheduled Board meetings in each calendar year; and (ii) directors are expected to attend, in person or by telephone or video conference, all Board meetings and meetings of committees on which they serve. Our Board met nine times in 2006. All of our directors attended at least 75% of Board and applicable committee meetings on which they served during 2006, with the exception of Messrs. Knetzger and Armstrong, who attended 57% and 33% of such meetings, respectively. We did not hold an annual meeting of stockholders during 2006. The company does not have a policy regarding director attendance at our annual meeting of stockholders.

Criteria for Board Membership

According to our Corporate Governance Guidelines, the Corporate Governance and Nominating Committee determines new nominees for the position of independent director who satisfy Nasdaq requirements and the following criteria:

•       Personal qualities and characteristics, accomplishments and reputation in the business community;

•       Current knowledge and contacts in the communities in which the company does business and in the company’s industry or other industries relevant to the company’s business;

•       Ability and willingness to commit adequate time to Board and committee matters;

•       The fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the company; and

•       Diversity of viewpoints, background, experience and other demographics.

The Corporate Governance and Nominating Committee will seek to identify director candidates based on input provided by a number of sources, including (a) Corporate Governance and Nominating Committee members, (b) other members of the Board and (c) our stockholders. The Corporate Governance and Nominating Committee also has the authority to consult with or retain advisors or search firms to assist in identifying qualified director candidates; however, to date we have not employed a search firm, or paid a fee to any other third party, to locate any of our qualified director nominees.

As part of the identification process, the Corporate Governance and Nominating Committee considers the number of expected director vacancies and whether existing directors have indicated a willingness to continue to serve as directors if re-nominated. Once a director candidate has been identified, the Corporate Governance and Nominating Committee will then evaluate this candidate in light of his or her qualifications and credentials, and any additional factors that it deems necessary or appropriate. Existing directors who are being considered for re-nomination will be re-evaluated as part of the Corporate Governance and Nominating Committee’s process of recommending director candidates. The Corporate Governance and Nominating Committee will consider all persons recommended by stockholders in the same manner as all other director candidates, provided that such recommendations are submitted in accordance with the procedures set forth in our bylaws and summarized below under “Board of Directors and Corporate Governance—Corporate Governance Information—Stockholder Recommendations of Director Nominees”.

After completing the identification and evaluation process described above, the Corporate Governance and Nominating Committee will recommend to the Board the nomination of a number of candidates equal to the number of director vacancies that will exist at the annual meeting of stockholders. The Board will then select the Board’s director nominees for stockholders to consider and vote upon at the stockholders’ meeting.

Stockholder Recommendations of Director Nominees

For nominations for election to the Board to be properly brought before an annual meeting by a stockholder, the stockholder must comply with the advance notice provisions and other requirements of Article I, Section 1.11 of our bylaws. These notice provisions require that nominations for directors must be received no more than 90 days and no less than 60 days before the date of the annual meeting; however, if the date of the meeting is first publicly announced or disclosed (in a public filing or otherwise) less than 70 days prior to the date of the meeting, such advance notice must be given not more than ten days after the date of the meeting is first announced or disclosed. The stockholder’s notice must set forth:

•       as to each person whom the stockholder proposes to nominate for election or reelection as a director (1) the name, age, business address and residence address of such person, (2) the class and number of shares of Morgans Hotel Group Co. that are beneficially owned or owned of record by such person and (3) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

•       as to the stockholder giving the notice and each beneficial owner, if any, on whose behalf the nomination is made, (1) the name and address of such stockholder, as they appear on our share ledger and current name and address, if different, of such beneficial owner, and (2) the class and number of shares of Morgans Hotel Group Co. that are owned beneficially and of record by such stockholder and owned beneficially by such beneficial owner.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics, which is applicable to all of our directors, officers and employees. This code is intended to:

•       promote honest and ethical conduct, including fair dealing and the ethical handling of conflicts of interest;

•       promote full, fair, accurate, timely and understandable disclosure;

•       promote compliance with applicable laws and governmental rules and regulations;

•       ensure the protection of the company’s legitimate business interests, including corporate opportunities, assets and confidential information; and

•       deter wrongdoing.

This code of ethics covers areas of professional conduct, including honest and candid conduct, conflicts of interest, disclosure, compliance with all applicable laws, rules and regulations, corporate opportunities, confidentiality, fair dealing and the protection and proper use of company assets.

If we waive or amend any provision of this code of ethics, we will promptly disclose such waiver or amendment as required by the SEC or Nasdaq rules.

In addition to this code of ethics, our Audit Committee monitors a whistleblower reporting procedure that enables it to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters. The procedures in place permit our employees to confidentially and anonymously submit their concerns regarding questionable accounting or auditing matters directly to the Audit Committee. Upon receiving a concern or complaint pursuant to these procedures, the Audit Committee chair will:

•       either call a meeting of the Audit Committee or add the complaint to the agenda for discussion at the next regularly scheduled Audit Committee meeting, depending upon the apparent urgency of the matter;

•       review the complaint to determine whether the complaint raises a material concern;

•       investigate or have a designee investigate each concern or complaint; and

•       review the results of the investigation and communicate the findings and recommendations to the full Board.

Board Committees

The Board has a standing Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee. All members of the committees described below are “independent” under Nasdaq rules as discussed under “Board of Directors and Corporate Governance—Corporate Governance Information—Director Independence”.

The table below provides membership information for each of the Board committees as of April 30, 2007:

Name	Audit	Corporate Governance and Nominating	Compensation
Robert Friedman		X	X†
Fred J. Kleisner	X*	X
Edwin L. Knetzger, III	X	X*	X
Thomas L. Harrison	X		X†

*                    Chairman

†                    Co-Chairman

Audit Committee

Our Audit Committee consists of Messrs. Kleisner (chairman), Knetzger and Harrison. The committee is responsible for, among other things, (i) overseeing management’s maintenance of the reliability and integrity of our financial reporting and disclosure practices, (ii) overseeing management’s establishment and maintenance of processes to assure that an adequate system of internal control is functioning, (iii) overseeing management’s establishment and maintenance of processes to assure our compliance with all applicable laws, regulations and corporate policy, (iv) reviewing our annual and quarterly financial statements prior to their filing or prior to the release of earnings and (v) reviewing the performance of the independent accountants, (vi) appointing, retaining or terminating the independent accountants, and (vii) pre-approving all audit, audit-related and other services, if any, to be provided by the independent accountants. The Board has designated Mr. Kleisner as our audit committee financial expert as that term is defined by the SEC and has determined that he is “independent” as that term is defined by Nasdaq. The audit committee has the power to investigate any matter brought to its attention within the scope of its duties and to retain counsel for this purpose where appropriate. Our Audit Committee met five times in 2006.

Compensation Committee

Our Compensation Committee consists of Messrs. Friedman (co-chairman), Harrison (co-chairman) and Knetzger. Pursuant to its charter, our Compensation Committee is responsible for, among other things, (i) reviewing employee compensation policies, plans and programs, (ii) setting relevant goals and benchmarks for performance and monitoring performance and the compensation of our executive officers and other significant professionals, (iii) administering our incentive compensation plans and programs, (iv) preparing recommendations and periodic reports to the Board concerning these matters, (v) overseeing and assisting the company in preparing the compensation discussion and analysis, or the CD&A, for inclusion in the company’s proxy statement and/or annual report on Form 10-K, (vi) providing a description of the processes and procedures for the consideration and determination of executive and director compensation for inclusion in the company’s proxy statement, (vii) reviewing and discussing the CD&A with company management and making a recommendation to the Board regarding whether to include the CD&A in the company’s proxy statement and/or annual report on Form 10-K, and (viii) preparing a compensation committee report to be included in the company’s proxy statement and/or annual report on Form 10-K. During 2006, however, all compensation decisions were made by our Board of Directors due to the company’s initial public offering in early 2006 and our status as a newly public company.

The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee consisting of one or more members. In particular, the Compensation Committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the Compensation Committee who are (i) “Non-Employee Directors” for the purposes of Rule 16b-3 under the Securities Exchange Act of 1934, and (ii) “outside directors” for the purposes of Section 162(m) of the Internal Revenue Code. To date, the Compensation Committee has not exercised its ability to delegate its duties or responsibilities. During 2006, other than its adoption of the Compensation Committee Charter, the Board of Directors did not delegate any of its responsibilities relating to compensation decisions.

Mr. Scheetz, our President and Chief Executive Officer, makes recommendations with respect to the compensation paid to the executive officers, other than himself, but the Compensation Committee makes all definitive determinations (or, during 2006, the Board of Directors). In establishing compensation policies and practices and actual compensation awards for the executive officers, Mr. Scheetz works closely with the Co-Chairmen of the Compensation Committee, our outside compensation consultants, the human resources department, the finance and legal departments, as necessary, and the executives themselves. After review and consideration of each executive’s performance and other criteria described in the

Compensation Discussion and Analysis, Mr. Scheetz makes a recommendation to the Compensation Committee (or, during 2006, the Board of Directors) as to each executive’s compensation, with the Compensation Committee and/or the Board, as applicable, making the final determination. Mr. Scheetz also discusses his own compensation with the Compensation Committee (or, during 2006, the Board of Directors), but the Compensation Committee (or, during 2006, the Board of Directors), often upon consultation with our outside compensation consultants, makes the final determination in executive session without Mr. Scheetz being present.

Under its charter, the Compensation Committee has authority to retain compensation consultants, outside counsel and other advisors that the Committee deems appropriate, in its sole discretion, to assist it in discharging its duties. The Compensation Committee engaged Towers Perrin to act as its compensation consultant commencing in January 2007. The Compensation Committee has sole authority to terminate their engagement. Towers Perrin’s primary role, as requested by the Committee, has been to assist with the formalization of the Compensation Committee’s operating processes, evaluate executive compensation levels and programs and provide recommendations regarding executive compensation strategy, the annual incentive program and the long-term incentive program. The company engaged SMG Advisory Group LLC (“SMG”) to act as its compensation consultant commencing in April 2007. SMG provides us with comparable peer group market data. SMG is engaged directly by and provides services primarily on behalf of the company. SMG also served as the company’s compensation consultant at the time of our IPO in early 2006 in connection with determining the compensation for each of the executive officers in preparation for our IPO.

Our Compensation Committee did not meet in 2006, but has met seven times in 2007 as of April 30, 2007.

Corporate Governance and Nominating Committee

Our Corporate Governance and Nominating Committee consists of Messrs. Knetzger (chairman), Friedman and Kleisner. Our Corporate Governance and Nominating Committee is responsible for, among other things, (i) seeking, considering and recommending to the Board qualified candidates for election as directors and to fill any vacancies on the Board, (ii) recommending a slate of nominees for election as directors at the annual meeting, (iii) preparing and submitting to the board qualifications for the position of director and policies concerning the term of office of directors and the composition of the Board and (iv) considering and recommending to the Board other actions relating to our corporate governance. The committee also annually recommends to the Board nominees for each committee of the Board and facilitates the assessment of the Board’s performance as a whole and of the individual directors. Our Corporate Governance and Nominating Committee did not meet in 2006, but has met one time in 2007, as of April 30, 2007.

AUDIT RELATED MATTERS

Proposal 2:  Ratification of Appointment of Independent Registered Public Accounting Firm

Our consolidated financial statements for the year ended December 31, 2006 (which included the financial results of (i) our Predecessor for the period from January 1, 2006 through February 16, 2006 and (ii) us for the period from February 17, 2006 through December 31, 2006) have been audited by BDO Seidman, LLP, who served as our independent registered public accounting firm for the last fiscal year. The Audit Committee has appointed BDO Seidman, LLP to serve as our independent registered public accounting firm for the year ending December 31, 2007. We have been advised by BDO Seidman, LLP that representatives of BDO Seidman, LLP will be present at our 2007 annual meeting. These representatives will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. Nevertheless, our Board of Directors is submitting the appointment of BDO Seidman, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment of BDO Seidman, LLP, the Audit Committee may reconsider the appointment and may retain BDO Seidman, LLP or another accounting firm without resubmitting the matter to stockholders. Even if the stockholders ratify the appointment, the Audit Committee may select another firm if it determines such selection to be in our and our stockholders’ best interest.

Vote Required

The ratification of the appointment of BDO Seidman, LLP requires the approval of a majority of the votes cast at the meeting. Abstentions and broker non-votes will have no effect on the outcome of the proposal other than for purposes of determining a quorum.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF BDO SEIDMAN, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2007.

Disclosure of BDO Seidman, LLP Fees for the Years Ended December 31, 2006 and 2005

The following summarizes the fees billed by BDO Seidman, LLP for services rendered during, or in connection with, our 2006 and 2005 fiscal years, as applicable:

	2006(1)	2005(1)
Audit Fees(2)	$860,712	$1,072,653
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$860,712	$1,072,653

(1)          For the periods prior to February 17, 2006, BDO Seidman, LLP rendered its services to our Predecessor. The 2005 disclosure includes audits of prior years, including 2004 and 2003.

(2)          Audit Fees include fees for audit of our consolidated/combined financial statements and services associated with our IPO, including review of registration statements and related issuances of comfort letters and consents and other services related to SEC matters.

Prior to our IPO, all audit and non-audit services provided by BDO Seidman, LLP to us were approved by our Predecessor’s owners. All audit and permissible non-audit services provided by BDO Seidman, LLP to us since we became a public company have been pre-approved by the Audit Committee, either pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy or through a separate pre-approval by the Audit Committee, which concluded that the provision of such services by BDO Seidman, LLP was compatible with the maintenance of that firm’s independence from us.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to review and pre-approve either pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy or through a separate pre-approval by the Audit Committee, any engagement of our independent registered public accounting firm to provide any audit or permissible non-audit service to the company. Pursuant to the Audit and Non-Audit Services Pre-Approval Policy, which the Audit Committee will review and reassess, at least annually, a list of specific services within certain categories of services, including audit, audit-related, tax and other services, are specifically pre-approved for the upcoming or current fiscal year, subject to an aggregate maximum annual fee payable by us for each category of pre-approved services. Any service that is not included in the approved list of services must be separately pre-approved by the Audit Committee. Additionally, all audit and permissible non-audit services in excess of the pre-approved fee level, whether or not included on the pre-approved list of services, must be separately pre-approved by the Audit Committee. The Audit Committee has delegated authority to its chairman to specifically pre-approve engagements for the performance of audit and permissible non-audit services, for which the estimated cost for each specified type of service shall not exceed $100,000. The chairman must report all pre-approval decisions to the Audit Committee at its next scheduled meeting and provide a description of the terms of the engagement, including:

•       the type of services covered by the engagement;

•       the dates the engagement is scheduled to commence and terminate;

•       the estimated fees payable by us pursuant to the engagement;

•       other material terms of the engagement; and

•       such other information as the Audit Committee may request.

Report of the Audit Committee

The Audit Committee is currently comprised of Messrs. Kleisner, Knetzger and Harrison. The members of the Audit Committee are appointed by and serve at the discretion of the Board.

One of the Audit Committee’s principal purposes is to assist the Board in overseeing the integrity of our financial statements. Our management team has the primary responsibility for our financial statements and the reporting process, including the system of internal control over financial reporting and disclosure controls and procedures. BDO Seidman, LLP, our independent registered public accounting firm, audits the annual financial statements prepared by management and expresses an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States, or GAAP. In carrying out its responsibilities, the Audit Committee has reviewed and has discussed our audited consolidated financial statements for fiscal year 2006 with our management and representatives of BDO Seidman, LLP. Management represented to the Audit Committee that our financial statements for the past fiscal year were prepared in accordance with GAAP.

The Audit Committee also is responsible for assisting the Board in overseeing the qualification, independence and performance of our independent registered public accounting firm. The Audit Committee discussed with BDO Seidman, LLP the matters required to be discussed by Statement on

Auditing Standards No. 61. The Audit Committee has received both the written disclosures and the letter from BDO Seidman, LLP required by Independence Standards Board Standard No. 1, and has discussed with BDO Seidman, LLP the independence of BDO Seidman, LLP from us. The Audit Committee also has considered whether the provision of non-audit services, and any fees charged for such non-audit services, by BDO Seidman, LLP are compatible with maintaining the independence of BDO Seidman, LLP from us.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board that our audited consolidated financial statements for fiscal year 2006 be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Respectfully submitted,

The Audit Committee of the Board of Directors

Fred J. Kleisner (Chairman)

Edwin L. Knetzger, III

Thomas L. Harrison

The Audit Committee report above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

2007 OMNIBUS INCENTIVE PLAN

Proposal 3:  Approval of the 2007 Omnibus Incentive Plan which amends and restates the Morgans Hotel Group Co. 2006 Omnibus Stock Incentive Plan

This section provides a summary of the terms of the 2007 Omnibus Incentive Plan which is an amendment and restatement of our current equity incentive plan, the Morgans Hotel Group Co. 2006 Omnibus Stock Incentive Plan (the “2006 Plan”), and the proposal to approve the plan.

The Board of Directors approved the amendment and restatement on April 23, 2007, subject to approval from our stockholders at this meeting. We are asking our stockholders to approve our 2007 Omnibus Incentive Plan as we believe that approval of the plan is essential to our continued success, which, among other things, will increase the number of shares reserved for issuance under the plan by up to 3,250,000. Awards other than options and stock appreciation rights shall reduce the shares available for grant under the plan by 1.7 shares for each share subject to such an award. Thus, the maximum number of additional shares under the amended and restated plan available for grant is 3,250,000, assuming all awards are options and stock appreciation rights, or 1,911,764, if all awards are other than options and stock appreciation rights. The additional shares will be available for grant over multiple years. Under the current Morgans Hotel Group Co. 2006 Omnibus Stock Incentive Plan, 637,217 shares remain available for grant. The purpose of the 2007 Omnibus Incentive Plan is to attract and to encourage the continued employment and service of, and maximum efforts by, officers, key employees and other key individuals by offering those persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the company. In the judgment of the Board of Directors, an initial or increased grant under the 2007 Omnibus Incentive Plan will be a valuable incentive and will serve to the ultimate benefit of stockholders by aligning more closely the interests of 2007 Omnibus Incentive Plan participants with those of our stockholders.

On April 23, 2007, the date on which the Board approved the 2007 Omnibus Incentive Plan, subject to approval from our stockholders at the annual meeting, the number of shares of common stock reserved for issuance under the 2007 Omnibus Incentive Plan was equal to 6,750,000 shares of common stock. On such date, the closing price of our common stock was $21.83 per share, and there were three executive officers, six non-employee directors and approximately 2700 employees of the company and its subsidiaries who were eligible to participate in the 2007 Omnibus Incentive Plan.

Unless otherwise indicated, properly executed proxies will be voted in favor of Proposal 3 to approve the 2007 Omnibus Incentive Plan.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE 2007 OMNIBUS INCENTIVE PLAN.

Description of the Plan

A description of the provisions of the 2007 Omnibus Incentive Plan is set forth below. This summary is qualified in its entirety by the detailed provisions of the 2007 Omnibus Incentive Plan, a copy of which is attached as Appendix A to this proxy statement.

Administration.   The 2007 Omnibus Incentive Plan is administered by the Compensation Committee. Subject to the terms of the plan, the Compensation Committee may select participants to receive awards, determine the types of awards and terms and conditions of awards, and interpret provisions of the plan. Members of the Compensation Committee serve at the pleasure of the Board of Directors.

Common Stock Reserved for Issuance under the Plan.   The common stock issued or to be issued under the 2007 Omnibus Incentive Plan consists of authorized but unissued shares, or, to the extent permitted by applicable law, shares that have been reacquired by the company. The share pool is not replenished over time with shares that are tendered to pay the exercise price of options, shares withheld for taxes, open market purchases with proceeds from option exercises. In addition, the practice of net-counting for the settlement of stock-settled stock appreciation rights is not used. If any shares covered by an award are not purchased or are forfeited, or if an award otherwise terminates without delivery of any common stock, then the number of shares of common stock counted against the aggregate number of shares available under the plan with respect to the award will, to the extent of any such forfeiture or termination, again be available for making awards under the 2007 Omnibus Incentive Plan.

Eligibility.   Awards may be made under the 2007 Omnibus Incentive Plan to employees of or consultants to the company or any of our affiliates, including any such employee who is an officer or director of us or of any affiliate, and to any other individual whose participation in the plan is determined to be in the best interests of the company by the Board.

Amendment or Termination of the Plan.   The Board may terminate or amend the plan at any time and for any reason. The 2007 Omnibus Incentive Plan shall terminate in any event ten years after its effective date. Amendments will be submitted for stockholder approval to the extent stated by the Board, required by the plan, required by the Internal Revenue Code or other applicable laws, rules or regulations.

Options.   The 2007 Omnibus Incentive Plan permits the granting of options to purchase shares of common stock intended to qualify as incentive stock options under the Internal Revenue Code and stock options that do not qualify as incentive stock options.

The exercise price of each stock option may not be less than 100% of the fair market value of our common stock on the date of grant. The fair market value is generally determined as the closing price of the common stock on the day of the grant date or such other determination date. In the case of certain 10% stockholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the common stock on the date of grant. An exception to these requirements is made for options that the company grants in substitution for options held by employees of companies that the company acquires. In such a case the exercise price is adjusted to preserve the economic value of the employee’s stock option from his or her former employer.

The term of each stock option is fixed by the Compensation Committee and may not exceed 10 years from the date of grant. The Compensation Committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments. The exercisability of options may be accelerated by the Compensation Committee.

In general, an optionee may pay the exercise price of an option by cash, certified check, by tendering shares of common stock, by means of a broker-assisted cashless exercise or by other means approved by the Compensation Committee.

Stock options and stock appreciation rights may not be repriced absent stockholder approval. This provision applies to both direct repricings (lowering the exercise price of an outstanding grant) and indirect repricings (canceling an outstanding grant and granting a replacement grant with a lower exercise price).  Notwithstanding the foregoing, under certain circumstances awards granted under the plan may be amended, modified or cancelled in consideration of a cash payment, an alternative award or both equal to the fair market value of such cancelled award.

Stock options granted under the 2007 Omnibus Incentive Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, the company may permit limited transfers of non-qualified options for the benefit of immediate family members of grantees to help with estate planning concerns.

Other Awards.   The Compensation Committee may also award:

•       restricted stock, which are shares of common stock subject to restrictions;

•       stock units, which are common stock units subject to restrictions;

•       dividend equivalent rights, which are rights entitling the recipient to receive credits for dividends that would be paid if the recipient had held a specified number of shares of common stock;

•       stock appreciation rights, which are a right to receive a number of shares or, in the discretion of the Compensation Committee, an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares underlying the right during a stated period specified by the Compensation Committee;

•       performance and annual incentive awards, ultimately payable in common stock or cash, as determined by the Compensation Committee. The Compensation Committee may grant multi-year and annual incentive awards subject to achievement of specified goals tied to business criteria (described below). The Compensation Committee may specify the amount of the incentive award as a percentage of these business criteria, a percentage in excess of a threshold amount or as another amount which need not bear a strictly mathematical relationship to these business criteria. The Compensation Committee may modify, amend or adjust the terms of each award and performance goal. Awards to individuals who are covered under Section 162(m) of the Internal Revenue Code, or who the Compensation Committee designates as likely to be covered in the future, will comply with the requirement that payments to such employees qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code to the extent that the Compensation Committee so designates. Such employees include the chief executive officer and the four highest compensated executive officers (other than the chief executive officer) determined at the end of each year (the “covered employees”);

•       cash; and

•       other stock-based awards, which may include, without limitation, LLC Units (as defined below), convertible preferred stock, convertible debentures and other convertible, exchangeable or redeemable securities or equity interests (including LLC Units), membership interests in a subsidiary or operating partnership, awards valued by reference to Book Value (as defined in the 2007 Omnibus Incentive Plan), fair value or subsidiary performance, and (v) any class of profits interest or limited liability company operating agreement or otherwise by an Affiliate that has elected to be treated as a partnership for federal income tax purposes and qualifies as a “profits interest” within the meaning of Revenue Procedure 93-27.

Other equity-based awards under the omnibus incentive plan will include grants of membership units in our operating company (“LLC Units”), which are structured as profits interests, or Long Term Incentive Plan units (“LTIP units”). Because the LTIP units are structured as profits interests, the grant, vesting or conversion of such units are not expected to produce a tax deduction for the company. Each LTIP unit awarded will be deemed to be equivalent to an award of one share of the company’s common stock reserved under the Omnibus Incentive Plan. Each LTIP unit award will reduce the amount of shares of common stock available for other equity awards on a one-for-one basis. The Compensation Committee will determine the purchase price, performance period and performance goals, if any, with respect to the grant of LTIP units. If the performance goals or other restrictions are not attained, the participant will forfeit his or her LTIP units.

LTIP units, whether vested or not, will receive the same quarterly per unit distributions as membership units in the company’s operating company, which equal per share dividends on the company’s common stock. Initially, LTIP units will not have full parity with other membership units of the company’s operating company with respect to liquidating distributions. Upon the occurrence of specified events, LTIP units may over time achieve full parity with other membership units for all purposes, and therefore accrete to an economic value for participants equivalent to the company’s common stock on a one-for-one basis. If such parity is reached, vested LTIP units may be converted into an equal number of membership units at any time, and thereafter enjoy all the rights of membership units of our operating company. Holders of membership units of the operating company may redeem their membership units for an equivalent number of shares of the company’s common stock, at any time beginning one year after the consummation of this offering, unless the managing member of the company’s operating company determines, in its reasonable discretion, that such redemption would create a material risk that the operating company would be classified as a publicly traded partnership under Section 7704 of the Internal Revenue Code. However, there are circumstances under which the LTIP units will not achieve full parity with membership units. Until and unless such parity is reached, the value that a participant will realize for a given number of vested LTIP units will be less than the value of an equal number of shares of the company’s common stock.

Effect of Certain Corporate Transactions.   Certain change of control transactions involving us, such as a sale of the company, may cause awards granted under the 2007 Omnibus Incentive Plan to vest, unless the awards are continued or substituted for in connection with the change of control transaction. If awards are continued or substituted for, any grantee who is terminated without cause or who terminates for good reason within one year after the change of control transaction will be fully vested in his or her award.

Adjustments for Stock Dividends and Similar Events.   The Compensation Committee will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the 2007 Omnibus Incentive Plan, including the individual limitations on awards, to reflect stock splits and other similar events.

Section 162(m) of the Internal Revenue Code.   Section 162(m) of the Internal Revenue Code limits publicly-held companies such as the company to an annual deduction for federal income tax purposes of $1 million for compensation paid to their covered employees. However, performance-based compensation is excluded from this limitation. The 2007 Omnibus Incentive Plan is designed to permit the Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

To qualify as performance-based:

(i)    the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;

(ii)   the performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as outside directors for purposes of the exception;

(iii) the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by stockholders of the corporation before payment is made in a separate vote; and

(iv)  the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

In the case of compensation attributable to stock options, the performance goal requirement (summarized in (i) above) is deemed satisfied, and the certification requirement (summarized in (iv) above) is inapplicable, if the grant or award is made by the compensation committee; the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the common stock after the date of grant.

Under the 2007 Omnibus Incentive Plan, one or more of the following business criteria, on a consolidated basis, and/or with respect to specified subsidiaries or business units (except with respect to the total stockholder return and earnings per share criteria), are used exclusively by the Compensation Committee in establishing performance goals:

•       total stockholder return;

•       such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index;

•       net income;

•       pretax earnings;

•       earnings before interest expense, taxes, depreciation and amortization, with or without adjustments used from time to time by the company in its publicly filed financial statements;

•       pretax operating earnings after interest expense and before bonuses, service fees and extraordinary or special items;

•       operating margin;

•       earnings per share;

•       return on equity;

•       return on capital;

•       return on investment;

•       operating earnings;

•       working capital;

•       ratio of debt to stockholders’ equity;

•       revenue;

•       brand awareness;

•       revenue per available room;

•       number of rooms or units;

•       debt reduction;

•       customer satisfaction; and

•       any other business criteria used in the company’s publicly announced guidance.

Business criteria may be measured on a GAAP or non-GAAP basis.

Under the Internal Revenue Code, a director is an “outside director” of the company if he or she is not a current employee of the company; is not a former employee who receives compensation for prior services (other than under a qualified retirement plan); has not been an officer of the company; and does not receive, directly or indirectly (including amounts paid to an entity that employs the director or in which the director has at least a five percent ownership interest), remuneration from the company in any capacity other than as a director.

The maximum number of shares of common stock subject to options that can be awarded under the 2007 Omnibus Incentive Plan to any person is 2,000,000 per year. The maximum number of shares of common stock that can be awarded under the 2007 Omnibus Incentive Plan to any person, other than pursuant to an option, is 2,000,000 per year. The maximum amount that may be earned as an annual incentive award or other cash award in any fiscal year by any one person is $10,000,000 and the maximum amount that may be earned as a performance award or other cash award in respect of a performance period that is longer than one year by any one person is $25,000,000.

Federal Income Tax Consequences

Incentive Stock Options.   The grant of an option will not be a taxable event for the grantee or for the company. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to our compliance with Section 162(m) of the Internal Revenue Code and to certain reporting requirements.

Non-Qualified Options.   The grant of an option will not be a taxable event for the grantee or the company. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

A grantee who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of common stock will be the fair market value of the shares of common stock on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee’s estate for estate tax purposes.

In the event a grantee transfers a non-qualified stock option to his or her ex-spouse incident to the grantee’s divorce, neither the grantee nor the ex-spouse will recognize any taxable income at the time of the transfer. In general, a transfer is made “incident to divorce” if the transfer occurs within one year after the marriage ends or if it is related to the end of the marriage (for example, if the transfer is made pursuant to a divorce order or settlement agreement). Upon the subsequent exercise of such option by the ex-spouse, the ex-spouse will recognize taxable income in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock at the time of exercise. Any distribution to the ex-spouse as a result of the exercise of the option will be subject to employment and income tax withholding at this time.

Restricted Stock.   A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while the common stock is subject to restrictions will be subject to withholding taxes. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Units.   There are no immediate tax consequences of receiving an award of stock units under the 2007 Omnibus Incentive Plan. A grantee who is awarded stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Dividend Equivalent Rights.   Participants who receive dividend equivalent rights will be required to recognize ordinary income in an amount distributed to the grantee pursuant to the award. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Appreciation Rights.   There are no immediate tax consequences of receiving an award of stock appreciation rights under the 2007 Omnibus Incentive Plan. Upon exercising a stock appreciation right, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise.   If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

LLC Units.   There are no tax consequences of receiving an award of LLC Units under the plan at the date of grant or, if not vested at the date of grant, on vesting. Taxable income of the partnership allocable to the LLC Units prior to vesting is taxed as compensation income subject to withholding taxes unless the grantee has made a timely Section 83(b) election.

Performance and Annual Incentive Awards.   The award of a performance or annual incentive award will have no federal income tax consequences for us or for the grantee. The payment of the award is taxable to a grantee as ordinary income. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

To the extent payments which are contingent on a change in control are determined to exceed certain Internal Revenue Code limitations, they may be subject to a 20% nondeductible excise tax and the company’s deduction with respect to the associated compensation expense may be disallowed in whole or in part.

Summary Description of the Morgans Hotel Group Co. 2006 Omnibus Stock Incentive Plan

The company’s stockholders approved the 2006 Plan on February 14, 2006.

Number of Shares Subject to the 2006 Plan.   The 2006 Plan reserves for issuance up to 3,500,000 shares of the company’s common stock with respect to which awards may be granted under the plan. The number of shares available for future grant and previously granted but unexercised options are subject to adjustment for any future merger, reorganization, consolidation, recapitalization, stock dividend, or other changes in capitalization as described in the 2006 Plan.

Eligibility for Participation.   Options may be granted under the 2006 Plan to officers, directors (including a non-employee director), employee, co-employee, consultant or advisor of the company or of any parent or subsidiary of the company.

Terms of Options.   Options granted to employees may be either incentive stock options (ISOs), which satisfy the requirements of Internal Revenue Code Section 422, or nonstatutory options (NSOs), which are not intended to satisfy such requirements. Options granted to non-employee directors and consultants may only be NSOs. The exercise price of options granted under the 2006 Plan may not be less than the fair market value of our common stock on the date of grant. Payment of the exercise price may be made in cash or cash equivalent, other shares of our common stock that has been owned for at least six months, restricted stock (only for NSOs), any other form of payment permitted by the Board or Compensation Committee and permitted by applicable law, or any combination of the foregoing. The term of an ISO or NSO may not exceed ten years.

Options may be made exercisable only under the conditions the Board may establish, such as, if the optionee remains employed until a specified date, or if specified performance goals have been met. Unless otherwise provided in the award agreement, if an optionee’s employment terminates for any reason, to the extent an award is not vested and exercisable at the time of termination, it will expire on the date of termination.

Terms of Restricted Stock.   The Board or the Compensation Committee may determine the terms and conditions of any grants of restricted stock granted to eligible persons. Certificates issued in respect of shares of restricted stock shall be registered in the name of the holder and deposited with a stock power endorsed in blank, with the company. Upon the lapse of the restrictions applicable to such shares of restricted stock, the company shall deliver such certificates to the holder’s legal representative unless the Board or Compensation Committee determines otherwise. Except as otherwise provided in an award agreement, dividends and other distributions paid on or in respect of any shares of restricted stock may be paid directly to the holder. Unless otherwise provided in the award agreement, upon termination of employment for any reason during the restriction period, all shares of restricted stock still subject to restriction shall expire.

Acceleration in Connection with a Change in Control.   The Board or Compensation Committee may provide at the time of grant that any option will be exercisable only in installments, and the Board or Compensation Committee may waive such installment exercise provisions at any time in connection with any change in control of the company.

In general, a “change in control” will be deemed to have occurred upon the acquisition of more than 35% of the combined voting power of our then outstanding securities (subject to exceptions set forth in the plan), a majority of the Board at the effective time of the 2006 Plan ceases to be a majority of the Board as detailed in the plan, the consummation of a merger, consolidation, statutory share exchange or similar corporate transaction requiring stockholder approval (subject to exceptions set forth in the plan), or stockholder approval of a plan of complete liquidation or dissolution of the company or the consummation of a sale of all or substantially all of its assets.

Deduction to the Company.   The company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee. The deduction generally will be allowed for our taxable year in which occurs the last day of the calendar year in which the optionee recognizes ordinary income.

EXECUTIVE OFFICER BIOGRAPHIES

The following is a biographical summary of our executive officers as of April 30, 2007, other than W. Edward Scheetz, our President and Chief Executive Officer, whose biographical information is set forth above under “Board of Directors and Corporate Governance—Director Biographies.”  Executive officers are elected by and serve at the discretion of our Board.

Name	Age	Position
Marc Gordon	42	Chief Investment Officer and Executive Vice President of Capital Markets
Richard Szymanski	50	Chief Financial Officer

Marc Gordon is our Chief Investment Officer and Executive Vice President of Capital Markets. Prior to joining us in 2005, Mr. Gordon served as a Vice President of NorthStar Capital Investment Corp. At NCIC, Mr. Gordon was responsible for the origination, structuring and negotiation of investment and financing transactions as well as the raising of capital for NCIC’s investment activities. Mr. Gordon joined NCIC in October 1997. Prior to joining NCIC, Mr. Gordon was a Vice President in the Real Estate Investment Banking Group at Merrill Lynch & Co., where he executed corporate finance and strategic transactions for public and private real estate ownership companies, including REITs, real estate service companies, and hospitality companies. Mr. Gordon graduated from Dartmouth College with an A.B. in economics and also holds a Juris Doctor from the UCLA School of Law.

Richard Szymanski is our Chief Financial Officer. Before joining us in 2005, Mr. Szymanski was the Senior Vice President and Chief Financial Officer of Prime Hospitality LLC. From 2003 to 2004, Mr. Szymanski was the Senior Vice President and Chief Financial Officer of Prime Hospitality Corp. From 1998 to 2003, Mr. Szymanski was the Vice President of Finance of Prime Hospitality Corp. In these positions, Mr. Szymanski was responsible for overseeing the accounting department, budget and planning, internal audits and cash management. Mr. Szymanski received a Bachelor of Science degree in accounting from Rutgers University.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

In February 2006, we completed the IPO of our common stock. The compensation elements, amounts and target levels for our named executive officers for 2006, consisting of W. Edward Scheetz (President and CEO), Marc Gordon (Chief Investment Officer and Executive Vice President of Capital Markets) and Richard Szymanski (CFO), were primarily determined by the Board and were generally based upon the same compensation philosophy and objectives described below. These determinations were made largely in the context of preparing the company for the IPO and its subsequent operations and status as a public company. The Board also sought to design a program that would be competitive with other publicly-held companies that we view as competitors in recruiting and retaining executive talent, or that are similarly-situated with Morgans Hotel Group Co. The following Compensation Discussion and Analysis describes and analyzes these compensation decisions.

Executive Compensation Philosophy and Objectives

While our 2006 named executive officer compensation packages were primarily designed in the context of our IPO, our fundamental executive compensation philosophy and objectives have not changed:  the executive compensation program of Morgans Hotel Group Co. is designed to reward and incentivize executive contributions to increasing and maximizing shareholder value. Specifically, the primary tenets of our executive compensation philosophy, similar to other public companies in the hospitality and entertainment industry, are the following:

•       Attract, retain and motivate qualified, high-performing executives.   The named executive officer compensation packages were initially designed and negotiated to attract each of Messrs. Scheetz, Gordon and Szymanski to Morgans Hotel Group Co. at the time of the IPO. Messrs. Scheetz and Gordon were executives of NorthStar Capital Investment Corp., an entity that indirectly owned a majority of our former parent company, from which our company was formed at the time of the IPO. Each officer was instrumental in the development of the company prior to such time and we actively sought to retain their services. Mr. Szymanski was also instrumental and involved with the company during the pre-IPO period and we desired to keep his assistance to continue the strategic growth and direction of the company. For these executives, our focus now is on retaining their services to continue to build on the operational success we have achieved since the IPO. In addition, because we are a newly-public and growing company, we must continually ensure that our executive compensation program is competitive and attractive to qualified executives with the level of industry experience that we generally seek.

•       Provide rewards commensurate with performance by emphasizing variable, at-risk compensation that is dependent on both company and individual achievements and continued service.   Generally, of the three main elements of our executive compensation program—base salary, annual cash bonus and long-term equity incentives—the only element that is “fixed” or “guaranteed” is base salary. Each of the other two elements are based on the achievement of performance targets or the continued service, typically over a three- or four-year period, of the executive to the company. We believe executives with higher levels of responsibility and a greater ability to influence enterprise results, which includes each of the named executive officers, should have a greater percentage of their total compensation based on variable compensation. We further believe such a focus directly rewards our senior executive team for creating, sustaining and, more importantly, increasing shareholder value. This tenet was especially true for 2006 as variable pay constituted an average of 84% of the named executive officers’ total compensation, due particularly to the larger long-term equity incentive awards granted to the officers in conjunction with the IPO.

•       Align the interests of executives and shareholders through equity-based compensation.   As a further reinforcement of our overall philosophy to maximize shareholder value, we intend to make annual equity grants to our executives, including the named executive officers, in order to create symmetry between their interests and those of our shareholders.

With these tenets in mind, the Board adhered to, and for 2007, the Compensation Committee adhered, and intends to continue to adhere to, the following objectives when making executive compensation decisions:

•       create and emphasize a pay-for-performance culture to drive the creation of shareholder value, not only for our named executive officers but for all employees generally;

•       pay competitively by evaluating market pay practices with respect to the elements of compensation provided, plan design and resulting pay levels; and

•       allow for judgment and discretion to adjust for individual performance and the role, responsibilities and achievements of the individual within the organization.

Setting of 2006 Executive Compensation

In determining the appropriateness of each pay element and total compensation for each of the named executive officers in preparing for the IPO, the Board reviewed the pay practices of similarly-situated companies based on the information provided by our compensation consultant at the time of the IPO.  As discussed below, however, consideration of external pay practices was only one factor used by the Board in determining named executive officer compensation in 2006.

•       Market Benchmarking.   In setting the compensation of the named executive officers for the IPO and fiscal year 2006, the Board reviewed a comparison group of hospitality companies (the “2006 peer group”) that had annual sales and market capitalizations comparable to the company at the time of the IPO. The 2006 peer group information was compiled by the compensation consultant engaged at the time of the IPO based on publicly-available information and consisted of 23 lodging companies, as follows:

Ashford Hospitality Trust, Inc.	Innkeepers USA Trust
Boykin Lodging Incorporated	LaQuinta Corporation
Choice Hotels International	LaSalle Hotel Properties
Diamond Rock Hospitality Company	Marriott International, Inc.
Eagle Hospitality Properties Trust	Meristar Hospitality Corporation
Equity Inns, Inc.	MGM Mirage
Felcor Lodging Trust, Inc.	PMC Commercial Trust
Gaylord Entertainment Co.	Starwood Hotels & Resorts Worldwide, Inc.
Hersha Hospitality Trust	Strategic Hotel Capital, Inc.
Highland Hospitality Corporation	Sunstone Hotel Investors, Inc.
Hilton Hotels Corp.	Winston Hotels, Inc.
Host Marriott Corp.

While the Board reviewed the 2006 peer group for comparison purposes, it did not “benchmark” or set certain targets with respect to each element of compensation, or the compensation package for each named executive officer as a whole. Instead, the Board used this compensation information to ensure the total compensation package paid to our executives was competitive overall and was appropriate given our transition from a private to public company.

•       Subjective judgment and discretion.   The named executive officers were also evaluated based on individual performance, both by the Board at the time of the IPO based on the skill set and anticipated achievements of each at the time of the IPO and by the Compensation Committee in early 2007 based on their performance and actual achievements thereafter. In addition, Mr. Scheetz, our President and Chief Executive Officer, provided recommendations regarding the 2006 compensation amounts for each of Messrs. Gordon and Szymanski regarding salary, annual bonus and their long-term equity amounts, but the Board (or, for the annual bonus amounts which were paid out in early 2007, the Compensation Committee) made the final determinations.

•       Employment Agreements.   As discussed in more detail below, each of Messrs. Scheetz and Gordon entered into employment agreements with us at the time of the IPO which provide for minimum base salaries and certain parameters with respect to the amount of cash bonus to be awarded to each officer annually. In addition, Mr. Szymanski’s employment offer letter, also agreed to at the time of the IPO, provides similar guidelines with respect to his base salary and annual bonus.

Elements of Executive Compensation

Base salary.   Base salaries are the primary fixed component of compensation paid to the named executive officers and are paid for retention purposes and for performing the daily duties of their jobs. As mentioned above, for 2006, the employment agreements of Messrs. Scheetz, Gordon and Szymanski dictated the minimum base salaries for each named executive officer. For Messrs. Scheetz and Gordon, their employment agreements provided that their base salaries would be $750,000 and $650,000, respectively, while Mr. Szymanski’s employment offer letter provided that his minimum base salary would be $350,000. These amounts were approved by the Board at the time of the IPO and were based on a review of the salary information of the 2006 peer group and as negotiated with each officer pursuant to their employment agreement. In addition, for Messrs. Gordon and Szymanski, Mr. Scheetz provided salary recommendations to the Board. Each officer’s employment agreement provides that he is eligible for annual merit increases and adjustments for changes in job responsibilities.

Annual Incentive Compensation.   Annual incentive awards are a performance-based component of executive compensation that are designed to motivate and reward the achievement of annual financial results relative to company targeted or budgeted levels and individual goals. We believe that annual cash incentive awards further our objectives of creating a culture of paying-for-performance and, through the exercise of discretion inherent in the annual incentive plan, such awards allow for rewarding individual performance and achievement. Annual incentive compensation is generally paid in cash in the first quarter of the year following the performance period.

2006 Annual Bonus Plan

As mentioned above, the employment agreements of the named executive officers, negotiated and entered into at the time of the IPO, established certain parameters for the 2006 annual bonus opportunity. Pursuant to their respective employment agreements, each of Messrs. Scheetz and Gordon was entitled to receive an annual bonus with a target equal to 100% of his respective base salary then in effect, with a maximum bonus potential of 200% of base salary for Mr. Scheetz and 120% of base salary for Mr. Gordon. For Mr. Szymanski, his employment offer letter provided that his 2006 bonus could not be less than $100,000. These targets were established and approved by the Board of Directors at the time of the IPO as part of the employment agreements and were based on negotiations with each officer and a review of the 2006 peer group.

While our Annual Bonus Plan, approved by our stockholders at the time of the IPO, provides for the Compensation Committee to set pre-established performance targets for purposes of awards pursuant to the plan, for 2006, the annual bonus received by each named executive officer was determined within the discretion of the Compensation Committee in early 2007 and was based on company and individual performance during 2006 and the parameters set forth in the employment agreements discussed above. This was done due to the fact that our primary focus post-IPO was on meeting our internal budget and goals that were established at the time of the IPO.

When reviewing company performance, the Compensation Committee looked primarily at two corporate performance outcomes for 2006, as well as individual performance. First, the Compensation Committee noted that our adjusted EBITDA (as defined in our Annual Report on Form 10-K filed for the year ending December 31, 2006) was approximately $85 million, which was within the range of the guidance we were providing to the market during 2006. Second, pursuant to the internal strategic goals of the company, we strived to achieve at least two to three new hotel transactions during 2006. By the close of 2006, we had actually acquired or executed definitive agreements for five hotels or hotel projects, consisting of Mondrian Scottsdale, Mondrian South Beach, a building adjacent to our Delano Miami hotel, Delano Las Vegas and Mondrian Las Vegas. The Compensation Committee believed adjusted EBITDA and new new hotel transactions were an appropriate basis for determining annual incentive awards for our named executive officers as we believe these are among the primary metrics which drive our growth and increase the value for our stockholders.

Thus, based on meeting our adjusted EBITDA and exceeding the new hotel transaction target, and based on the desire of the Compensation Committee to recognize the significant achievement of taking the company public, as well as the enormous amount of work involved and contributed by each named executive officer post-IPO, the Compensation Committee determined to award an annual bonus equal to the maximum bonus for Mr. Gordon (100% of base salary, or $650,000) and two times the minimum guaranteed bonus for Mr. Szymanski ($100,000, or $200,000, each as reported in the Summary Compensation Table below. For Mr. Scheetz, the Committee exercised its discretion with respect to his 2006 annual incentive award, as discussed below.

2006 Annual Incentive Award for Mr. Scheetz

As discussed above, based on company and individual performance, the Compensation Committee believed Mr. Scheetz was eligible to earn the maximum annual incentive compensation for 2006, or $1.5 million (two times his base salary for 2006). While the Compensation Committee considered awarding Mr. Scheetz the maximum bonus in recognition of the enormous amount of work and dedication he provided to the company after the IPO, in addition to meeting the performance goals described above, the Compensation Committee determined it was not appropriate to award a bonus substantially above his target bonus of $750,000 given the company’s share price performance in 2006. Thus, in March 2007, the Compensation Committee exercised its negative discretion under the Annual Bonus Plan and determined not to award the “above-target” portion of Mr. Scheetz’s 2006 annual bonus potential, or $750,000, and instead awarded his 2006 target bonus of one times base salary, or $750,000, as reported in the Summary Compensation Table below.

In addition, however, the Compensation Committee determined to grant Mr. Scheetz the potential to earn the “above-target” portion, or $750,000, subject to the company’s future stock price performance. Specifically, in April 2007, the Compensation Committee awarded Mr. Scheetz a potential bonus of $750,000 payable if and only if our common stock achieves a 100-trading day average closing stock price of $22.00 or more per share by March 31, 2008 (the “2007 CEO Bonus Award”). If the stock price performance criterion is not met, the $750,000 bonus award will be forfeited. See also the “Potential Payments upon Termination or Change in Control” section below for information on this award.

Long-Term Equity Incentive Compensation.

Forms and Amounts of Long-Term Equity Compensation.   Long-term equity incentives are a variable,  performance-based component of compensation that are designed to motivate and reward the achievement of stock price appreciation and to support our retention objectives. Such awards also further our executive compensation objective of aligning the interests of our named executive officers with those of our stockholders. Although we do not have a formal common stock retention policy, we encourage executive officers, including the named executive officers, to own and hold company common stock to ensure sustained alignment of their interests with those of stockholders.

For 2006, long-term incentives were awarded to the named executive officers at the time of the IPO pursuant to the Morgans Hotel Group Co. 2006 Omnibus Stock Incentive Plan approved by the shareholders in connection with the IPO. These grants were approved by the Board and were larger than would generally be expected for regular annual grants. This was because such grants were designed to provide the named executive officers with a significantly leveraged position from which to grow stockholder value as a newly-public company. In addition, the awards were meant to reward the senior management team for their efforts in founding the company and successfully executing its business plan through the IPO.

The long-term incentive compensation awarded to the named executive officers in 2006 consisted of long-term incentive plan units (“LTIP units”) and stock options. LTIP units represent membership units in Morgans Group LLC, the operating company through which we own our hotel properties and of which the company is the managing member, and are structured as profit interests. Depending upon the occurrence of certain specified events, as provided in the limited liability company agreement of Morgans Group LLC, LTIP units may become convertible into shares of company common stock. These LTIP units and stock options vest based on continued service by the named executive officer with the company, with 1/3 of the units or options vesting on the first anniversary of the grant date and the remainder vesting in 24 equal installments at the end of each month following the first anniversary of the grant date (becoming fully vested on the third anniversary of the grant date). Thus, both forms of equity awards provide a powerful incentive to the named executive officers to remain with the company.

The number of units or shares subject to the awards was determined based upon the aggregate value determined by the Board to be awarded to each named executive officer. These values were based upon a review of the 2006 peer group and, for Messrs. Gordon and Szymanski, based upon a recommendation by Mr. Scheetz at the time of the IPO.

Equity Grant Policy.   For 2006 equity grants, these grants were made at the time of the IPO. For 2007 and future years, the Compensation Committee’s current policy is to grant stock options and other equity awards to executives and other eligible employees annually, typically at pre-established meetings during the first half of the year. For non-executive officers, the company’s executive officers submit proposed stock option and other equity awards to the Compensation Committee for approval. Equity awards are approved by the Compensation Committee and are not timed to precede the release of material non-public information. The grant date of equity awards is the date of Compensation Committee approval, and the exercise price for grants of stock options is the closing market price of our common stock on the date of grant. Exceptions to this general principle result from grants to new hires or in connection with a promotion. In such instances, the date of grant would typically be the start date or the effective date of the promotion.

Pursuant to company policy, Morgans Hotel Group Co. prohibits executive officers and directors from purchasing or selling options to sell or buy company common stock (“puts” and “calls”) or engaging in short sales with respect to company common stock.

Changes to the Executive Compensation Program for 2007

Market Benchmarking.   While the Compensation Committee has and will continue to utilize each of the factors described above under “Setting of 2006 Executive Compensation” in setting executive compensation, the Compensation Committee revised the company’s peer group, based upon information provided by Towers Perrin and on our status as a newly-public company and our growth since the IPO. In setting pay for the named executive officers in 2007, pay was reviewed in relation to a comparison group of lodging/resort public companies that had reasonably comparable annual sales and market capitalizations to the company. The Compensation Committee also believes these companies have strong brand identities.

This group of public companies includes the following 15 companies (the “2007 peer group”):

Boyd Gaming Corp.	Sonesta International Hotels Corp.
Four Seasons Hotels Inc.	Starwood Hotels & Resorts Worldwide Inc.
Harrah’s Entertainment Inc.	Station Casinos Inc.
Hilton Hotels Corp.	Trump Entertainment Resorts Inc.
IAC/InterActiveCorp	Warner Music Group Corp.
Lions Gate Entertainment Corp.	Wyndham Worldwide Corporation
Orient-Express Hotels Ltd.	Wynn Resorts Ltd.
Sirius Satellite Radio Inc.

In addition, the 2007 peer group data was supplemented by compensation data, provided by Towers Perrin, for global leisure and entertainment companies with annual revenues comparable to the company. The Compensation Committee used this broad group of companies to validate the compensation levels and practices of the 2007 peer group and to provide a broader context for pay levels in the industry.

Base salary.   In the first quarter of 2007, our Compensation Committee approved merit increases in each named executive officer’s  base salary for 2007 (as provided by their employment agreements) based on a review of 2006 performance. The Compensation Committee also looked to the scope of the officers’ responsibilities as they have evolved from the IPO and base salary compensation information paid by the 2007 peer group companies for similar positions. Based upon this review, the Compensation Committee determined to set the base salaries of the named executive officers as follows:

Name	2007 Base Salary ($)	Percent Increase (%)
Mr. Scheetz	787,500	5.0
Mr. Gordon	682,500	5.0
Mr. Szymanski	375,000	7.1

Annual Incentive Compensation.   On April 25, 2007, the Compensation Committee established the performance objectives for the named executive officers for purposes of the annual incentive plan. For 2007, performance objectives for the annual incentive plan will be based on corporate adjusted EBITDA (as defined in our Annual Report on Form 10-K filed for the year ending December 31, 2006) and growth in the company’s short- and medium-term capacity, or hotel room growth, based on actual and projected growth in the number of hotel rooms under our management from hotel transactions during the year and our strategic plan for these two metrics. The hotel room growth metric differs from the Compensation Committee’s review of “hotel transactions” for purposes of the annual incentive compensation in 2006, as such metric focuses on actual and projected growth of hotel rooms under our management, not just hotel transactions.

Specifically, for our named executive officers, the 2007 annual incentive payment will be weighted 52.5% on the corporate adjusted EBITDA target, 22.5% on room growth, and 25% on individual objectives determined by the Compensation Committee. The possible threshold, target, superior and outperformance annual incentive compensation payouts payable to the named executive officers for 2007 are as follows:

Name	Threshold ($)	Target ($)	Superior ($)	Outperformance ($)
Mr. Scheetz	393,750	787,500	1,181,250	1,575,000
Mr. Gordon	341,250	682,500	1,023,750	1,365,000
Mr. Szymanski	187,500	300,000	375,000	468,750

The company believes that achievement of the “target” level of performance for the adjusted EBITDA performance metric will require considerable effort over the next year in light of the current business environment. Because 2007 generally represents the company’s first year of establishing targets for purposes of the annual incentive compensation plan, the actual results and payouts to the named executive officers is difficult to predict.

Long-Term Incentive Awards.   Also on April 25, 2007, the Compensation Committee granted long-term equity incentive compensation awards to the named executive officers. The awards consisted of a combination of LTIP units and performance-based restricted stock units. The awards were weighted approximately 2/3 LTIP units and approximately 1/3 performance-based restricted stock units to achieve a number of objectives identified by the Compensation Committee, including to (i) reward the named executive officers for consistent, year-over-year stock price appreciation, (ii) ensure the retention of the named executive officers, (iii) provide a mechanism to encourage the accumulation of the company’s common stock by the name executive officers and (iv) control the share dilution resulting from equity-based awards. Consistent with these objectives, the Compensation Committee decided to forego awarding stock options to the named executive officers in 2007.

The size of the LTIP unit and restricted stock unit awards was determined by the Compensation Committee to deliver target total pay to the named executive officers in 2007 that was reasonably competitive in relation to the 2007 peer group, but lower than the value of the compensation in 2006 at the time of the IPO, which reflected the value of the “founders” equity awards.

The LTIP units and restricted stock units are at risk for forfeiture over the vesting period and require the continued employment of the named executive officer. In addition,  the restricted stock units are at risk based on the achievement of a 7% total stockholder return over each calendar year of a three-year performance period (subject to certain catch-up features). In other words, the award will be earned, if at all, ratably over a three-year period subject to achievement of the 7% total shareholder return over each calendar year. This means the restricted stock units may only be earned by the named executive officers  if the named executive officer remains employed with the company through the vesting period(s) and upon the achievement of the total stockholder return target.

The following table summarizes the 2007 long-term incentive awards granted to each named executive officer:

Name	LTIP Units (#)	Restricted Stock Units (#)
Mr. Scheetz	98,000	67,000
Mr. Gordon	52,500	36,000
Mr. Szymanski	26,250	18,000

Perquisites

During 2006, we did not pay our named executive officers compensation that would be viewed as a perquisite or other personal benefit. Beginning in April 2007, however, we provide a car and driver for the business and personal use of Mr. Scheetz, as provided in his employment agreement. We believe this benefit serves our business purposes in that it ensures Mr. Scheetz’s availability and maximizes his ability to focus on company business.

Severance and Change in Control Arrangements

Severance benefits are designed to provide a bridge to future employment in the event an executive’s job is eliminated or employment is terminated. The employment agreements of Messrs. Scheetz and Gordon provide for certain payments as well as accelerated equity vesting if the executive’s employment is terminated without cause or for good reason, or if we fail to renew their employment agreements. Other than as described immediately above, we do not generally provide for severance payments in the event of a change in control, other than the potential for tax gross-up payments. In addition, our equity plans provide for acceleration of outstanding, unvested awards in certain circumstances. These payments and terms are discussed below under “Potential Payments upon Termination or Change in Control.”

Tax Provisions Affecting Compensation Decisions

Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of compensation paid by a public company to its CEO and certain other highly compensated executive officers  to $1 million in the year the compensation becomes taxable to the executive. There is an exception to the limit on deductibility for performance-based compensation that meets certain requirements.

While we consider the impact of this rule when developing and implementing our executive compensation programs, we also believe that it is important to preserve flexibility in administering compensation programs in a manner designed to promote varying corporate goals. Accordingly, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m). In addition, pursuant to Section 162(m), all stock option and LTIP unit awards made to our named executive officers, as well as all equity awards granted pursuant to compensation plans that were in place at the time of the IPO, are exempt from Section 162(m) until the plan(s) is amended or three calendar years have elapsed since the IPO. The 2007 Omnibus Incentive Plan, however, would not be subject to this exemption from Section 162(m), but performance-based awards granted pursuant to the plan would generally be deductible by the company assuming certain requirements were met.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with our management. Based on such review and discussion, the committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and the Board of Directors has approved that recommendation.

Respectfully submitted,

The Compensation Committee of the Board of Directors

Robert Friedman (Co-Chairman)
Thomas L. Harrison (Co-Chairman)
Edwin L. Knetzger, III

The Compensation Committee report above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Compensation

The following tables contain certain compensation information for our Chief Executive Officer, Chief Financial Officer and our other most highly compensated executive officer, each of whom was serving as executive officers on December 31, 2006 (our “named executive officers”), as well as our non-employee directors:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)	Total ($)
W. Edward Scheetz,	2006	$750,000	$750,000	$1,905,479	$738,740	—	$4,144,219
President and Chief Executive Officer
Richard Szymanski,	2006	$350,000	$200,000	$146,575	$61,562	—	$758,137
Chief Financial Officer
Marc Gordon,	2006	$650,000	$650,000	$1,099,315	$369,370	—	$2,768,685
Chief Investment Officer and Executive Vice President of Capital Markets

(1)           See the “Compensation Discussion and Analysis—Elements of Executive Compensation—Annual Incentive Compensation” above for a discussion of these awards. The company did not base these bonus payments on pre-established performance targets communicated to the named executive officers at the beginning of the year.

(2)           Amounts shown in this column are based on the accounting expense recognized by the company in fiscal year 2006, in accordance with Statement of Financial Accounting Standards No. 123(R), Share-Based Payment (“FAS 123R”), related to stock awards in the form of LTIP units which are convertible into shares of the company’s common stock and were made in 2006. The assumptions used to calculate the accounting expense recognized in fiscal 2006 for these stock awards are set forth in footnote 10 to the company’s audited financial statements contained in its Form 10-K for the year ended December 31, 2006.

(3)           Amounts shown in this column are based on the accounting expense recognized by the company in fiscal year 2006, in accordance with FAS 123R, related to stock option awards made in 2006. The assumptions used to calculate the accounting expense recognized in fiscal 2006 for these stock option awards are set forth in footnote 10 to the company’s audited financial statements contained in its Form 10-K for the year ended December 31, 2006.

Grants of Plan-Based Awards in 2006

Name	Grant Date	All Other Stock Awards: Number of Shares of Stocks or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
W. Edward Scheetz	02/14/06	325,000	300,000	$20.00	$9,020,000
Richard Szymanski	02/14/06	25,000	25,000	$20.00	$710,000
Marc Gordon	02/14/06	187,500	150,000	$20.00	$5,010,000

(1)          Amounts represent grants of LTIP units, 1/3 of which vest on the first anniversary of the grant date, and the remainder of which vest in 24 equal installments at the end of each month following the first anniversary of the grant date. LTIP units, vested or unvested, are entitled to receive the same quarterly per unit distributions as other membership units in Morgans Group LLC, our operating company, which equal per share dividends on our common stock. We are prohibited, however, from declaring dividends pursuant to various debt covenants.

(2)          Stock options vest 1/3 upon the first anniversary of the grant date with the remainder vesting in 24 equal installments at the end of each month following the first anniversary of the grant date.

(3)          The full grant date fair value was computed in accordance with FAS 123R based on the assumptions described in footnotes 1 and 2 to the Summary Compensation Table.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

We have employment agreements with Mr. Scheetz, our President and Chief Executive Officer, and Mr. Gordon, our Chief Investment Officer and Executive Vice President of Capital Markets. Mr. Szymanski, our Chief Financial Officer, has an accepted offer letter.

W. Edward Scheetz Employment Agreement

Mr. Scheetz’s employment agreement provides for him to serve as our President and Chief Executive Officer on the following terms:

•       an initial contract term through February 17, 2010, renewing annually thereafter unless either party gives written notice of non-renewal at least 90 days prior to the end of each contract term;

•       an annual base salary of at least $750,000, subject to annual review for increase;

•       eligibility for an annual cash bonus based on the satisfaction of performance goals as established by our Compensation Committee, with an annual bonus target of 100% of his base salary and a maximum level of 200% of his base salary;

•       a one-time grant of $6,500,000 worth of LTIP units in Morgans Group LLC and stock options to purchase 300,000 shares of our common stock at $20 per share, which Mr. Scheetz received on February 14, 2006 upon the closing of our IPO, one-third of which vested on the first anniversary of the grant date and the remainder of which vests in 24 equal installments at the end of each month following the first anniversary of the grant date (becoming fully vested on the third anniversary of the grant date) and which are subject to the terms and conditions of our 2006 Omnibus Stock Incentive Plan; and

•       medical and other group welfare plan coverage and fringe benefits provided to our employees.

In addition, Mr. Scheetz’s employment agreement provides for certain payments to be made upon his termination. See “Potential Payments Upon Termination or Change in Control” below for these amounts.

Marc Gordon Employment Agreement

Mr. Gordon’s employment agreement provides for him to serve as our Chief Investment Officer and Executive Vice President of Capital Markets on substantially the same terms as Mr. Scheetz, except that:

•       his annual base salary is at least $650,000, subject to annual review for increase;

•       his annual bonus has a target of 100% of his base salary and a maximum level of 120% of his base salary; and

•       he received a one-time grant of $3,750,000 LTIP units in Morgans Group LLC and stock options to purchase 150,000 shares of our common stock at $20 per share on February 14, 2006, upon the closing of our IPO, one-third of which vested on the first anniversary of the grant date and the remainder of which vests in 24 equal installments at the end of each month following the first anniversary of the grant date (becoming fully vested on the third anniversary of the grant date) and which are subject to the terms and conditions of our 2006 Omnibus Stock Incentive Plan.

In addition, Mr. Gordon’s employment agreement provides for certain payments to be made upon his termination. See “Potential Payments Upon Termination or Change in Control” below for these amounts.

Richard Szymanski Offer Letter

Mr. Szymanski’s accepted offer letter provides for him to serve as our Chief Financial Officer. Mr. Szymanski is to receive an annual base salary of $350,000, subject to an annual performance review and salary reevaluation, a 2006 annual bonus of at least $100,000 and pension and welfare benefits in accordance with our general policies. Mr. Szymanski’s employment is on an “at will” basis.

Outstanding Equity Awards at Fiscal Year-End
(as of fiscal year ended December 31, 2006)

	Option Awards(1)				Stock Awards(2)
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
W. Edward Scheetz	—	300,000	$20.00	02/14/16	325,000	—
Richard Szymanski	—	25,000	$20.00	02/14/16	25,000	—
Marc Gordon	—	150,000	$20.00	02/14/16	187,500	—

(1)          Option awards were granted on February 14, 2006, 1/3 of which vested on February 14, 2007, and the remainder of which vests in 24 equal installments at the end of each month following the first anniversary of the grant date. All option awards become fully vested on the third anniversary of the grant date.

(2)          Stock awards, in the form of LTIP units which are convertible into shares of the company’s common stock, were granted on February 14, 2006, 1/3 of which vested on February 14, 2007, and the remainder of which vests in 24 equal installments at the end of each month following the first anniversary of the grant date. All stock awards become fully vested on the third anniversary of the grant date.

(3)          As of December 31, 2006, the LTIP units had no market or payout value as, pursuant to the terms of the limited liability company agreement for Morgans Group LLC, our operating company, the LTIP units were not convertible into our common stock as certain conditions were not yet met. The LTIP units could have value in the future, provided certain specified events included in the limited liability company agreement of Morgans Group, LLC occur.

Potential Payments upon Termination or Change in Control

The following discussion summarizes the potential payments and acceleration rights upon certain terminations and a change in control of the company for each of the named executive officers, assuming a December 31, 2006 termination or change in control date. These payments and acceleration rights are generally contained within the named executive officers’ employment agreements (for Messrs. Scheetz and Gordon) and the 2006 Omnibus Stock Incentive Plan, and individual stock and option award agreements (for Mr. Szymanski).

The amounts set forth below do not include agreements, plans or arrangements providing for payments upon termination that do not discriminate in scope, terms or operation in favor of the company’s executive officers and that are generally available to all employees of the company equally (e.g., payouts under life insurance policies or disability plan payments). In addition, for purposes of quantifying the value of continued insurance coverage benefits presented in the disclosure below, we have estimated a value of such insurance benefits based on the monthly cost of such coverage as of December 31, 2006 pursuant to COBRA, multiplied by the number of months.

Mr. Scheetz.   If Mr. Scheetz’s employment is terminated by us without “cause,” or by Mr. Scheetz for “good reason,” Mr. Scheetz will be entitled to the following severance benefits:

•       A lump sum amount equal to 2.5 times Mr. Scheetz’s then current base salary, plus 2.5 times the greater of target annual bonus for the year in which termination occurs or average annual bonus for the two preceding years. As of December 31, 2006, this cash payment would have been $3,750,000 (computed based on Mr. Scheetz’s salary and bonus for 2006 set forth in the Summary Compensation Table above).

•       30 months of continued medical, dental, and life insurance coverage for Mr. Scheetz and his dependents. As of December 31, 2006, the estimated value of this benefit would have been $42,129.

•       The full vesting of all his equity awards. As of December 31, 2006, the value of this benefit would have been $0 for options as the company’s stock price at year end was $16.93 per share (compared to a strike price of $20.00 per share). Similarly, the value of the LTIP units would have been $0 as the LTIP units were not yet convertible into our common stock based on the terms of the limited liability company agreement of Morgans Group LLC. Had the LTIP units been convertible into our common stock as of December 31, 2006, the value of this benefit would have been $5,502,250 (computed based on full vesting of 325,000 units multiplied by $16.93, our closing stock price on December 29, 2006).

In addition, pursuant to his bonus letter dated April 19, 2007, Mr. Scheetz’s 2007 CEO Bonus Award (as defined and described under “Compensation Discussion and Analysis—Elements of Executive Compensation—Annual Incentive Compensation—2006 Annual Incentive Award for Mr. Scheetz” above) may be payable upon certain termination events or a change in control. Specifically, if a “change in control” (as defined below) occurs before March 31, 2008, and the consideration received per share in such transaction is $22.00 per share or more, Mr. Scheetz would be entitled to received the 2007 CEO Bonus Award ($750,000). Further, in the event Mr. Scheetz is terminated by us without cause or he terminates his employment for good reason, Mr. Scheetz would be entitled to receive the 2007 CEO Bonus Award, provided our common stock is trading at or above $22.00 per share at such time. While the 2007 CEO Bonus Award technically was not outstanding as of December 31, 2006, we provide this disclosure in order to present a complete description of the amounts payable to Mr. Scheetz upon the various termination events.

In addition, pursuant to the employment agreement, if Mr. Scheetz’s employment is terminated upon his death or “disability”, he (or his estate) will be entitled to the following severance benefits:

•       The full vesting of all his equity awards. As of December 31, 2006, the value of this benefit would have been $0 for options as the company’s stock price at year end was $16.93 per share (compared to a strike price of $20.00 per share). Similarly, the value of the LTIP units would have been $0 as the LTIP units were not yet convertible into our common stock based on the terms of the limited liability company agreement of Morgans Group LLC. Had the LTIP units been convertible into our common stock as of December 31, 2006, the value of this benefit would have been $5,502,250 (computed as set forth above).

In addition, pursuant to the employment agreement, if Mr. Scheetz’s employment is terminated upon the nonrenewal of his employment agreement by the company, he will be entitled to the following severance benefits:

•       A lump sum amount equal to 1.0 times Mr. Scheetz’s then current base salary, plus 1.0 times the greater of target annual bonus for the year in which termination occurs or average annual bonus for the two preceding years. As of December 31, 2006, this cash payment would have been $1,500,000 (computed based on Mr. Scheetz’s salary and bonus for 2006 set forth in the Summary Compensation Table above).

•       12 months of continued medical, dental, and life insurance coverage for Mr. Scheetz and his dependents. As of December 31, 2006, the estimated value of this benefit would have been $14,476.

•       The full vesting of equity awards vesting within the 12 month period following the date of termination. As of December 31, 2006, the realizable values of the LTIP units and stock options were zero because the LTIP units did not meet the criteria to be transferable into our common stock and the exercise price of the stock options was above the year-end stock price.

In addition, in the event a payment to Mr. Scheetz is deemed to be a golden parachute payment under Section 280G of the Internal Revenue Code, Mr. Scheetz would also receive a tax gross-up payment to cover his excise tax liability under Section 4999 in the amount of $1,568,929. This amount is calculated based upon the Black-Scholes valuation of Mr. Scheetz’s unvested options, and the assumption, as was the case, that the LTIP units had no value as of December 31, 2006. The LTIP units could have value in the future if certain specified events in the limited liability agreement of Morgan Group, LLC occur.

In his employment agreement, Mr. Scheetz has agreed that during the course of his employment and, unless he terminates his employment for good reason or is terminated without cause, for a one year period thereafter, he will not, subject to certain exceptions, engage in competition with our business of the management and operation of full service hotels in North America or Western Europe. In his employment agreement, Mr. Scheetz has also agreed to non-solicitation provisions that cover the period of his employment and, subject to certain exceptions, a one year period thereafter and confidentiality provisions that cover the period of his employment and thereafter. In the event that Mr. Scheetz materially breaches the non-competition, non-solicitation or confidentiality provision of his employment agreement, the company’s obligation to make the termination payments described above cease, provided that the company remains obligated to make such payments in the event of a change in control of the company.

Under Mr. Scheetz’s employment agreement, “cause” is generally defined as:

•       willful and continual refusal to substantially perform his responsibilities under his employment agreement, after demand for substantial performance has been given by the Board;

•       willful engagement in misconduct  which is materially injurious to the company; or

•       being convicted of a felony or pleading guilty or nolo contendere to a felony.

“Good reason” is generally defined as:

•       the assignment to Mr. Scheetz of duties materially inconsistent with his title, position, status, reporting relationships, authority, duties or responsibilities, ;

•       any failure by the company to comply with any of the compensation or benefits provisions of the employment agreement;

•       any purported termination by the company of his employment, otherwise than as expressly permitted by the employment agreement;

•       any failure by the company to comply with and satisfy the provision in the employment agreement regarding a successor entity honoring the agreement;

•       following a change in control, any requirement that Mr. Scheetz’s principal place of employment be at a location more than 50 miles from New York, New York;

•       Mr. Scheetz is not re-elected to the board of directors; or

•       any material failure by the company to comply with any other material provision of the employment agreement.

Under the 2006 Omnibus Stock Incentive Plan, “change in control” generally includes a change in the majority of the board members, a person becoming the beneficial owner of 35% of the voting power of the company (excluding certain persons and transactions), the consummation of a merger, consolidation, share exchange or similar transaction requiring stockholder approval, or the liquidation or dissolution of the company or a sale of substantially all of the company’s assets.

Finally, “disability” is generally defined as the inability of Mr. Scheetz to perform his  duties with the company on a full-time basis for 180 business days during any consecutive 12-month period as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician or by the insurance company which insures the company’s long-term disability plan.

Mr. Gordon.   If Mr. Gordon’s employment is terminated by us without cause or by Mr. Gordon for good reason  (such terms are defined substantially similar to the same terms in Mr. Scheetz’s employment agreement described above, with the exception that for Mr. Gordon, the definition of “good reason” does not include not being re-elected to the board), Mr. Gordon will be entitled to the following severance benefits:

•       A lump sum amount equal to 2.5 times Mr. Gordon’s then current base salary, plus 2.5 times the greater of target annual bonus for the year in which termination occurs or average annual bonus for the two preceding years. As of December 31, 2006, this cash payment would have been $3,250,000 (computed based on Mr. Gordon’s salary and bonus for 2006 set forth in the Summary Compensation Table above).

•       30 months of continued medical, dental, and life insurance coverage for Mr. Gordon and his dependents. As of December 31, 2006, the estimated value of this benefit would have been $34,294.

•       The full vesting of all his equity awards. As of December 31, 2006, the value of this benefit would have been $0 for options as the company’s stock price at year end was $16.93 per share (compared to a strike price of $20.00 per share). Similarly, the value of the LTIP units would have been $0 as the LTIP units were not yet convertible into our common stock based on the terms of the limited liability company agreement of Morgans Group LLC. Had the LTIP units been convertible into our common stock as of December 31, 2006, the value of this benefit would have been $3,174,375 (computed based on full vesting of 187,500 units multiplied by $16.93, our closing stock price on December 29, 2006).

If Mr. Gordon’s employment is terminated upon his death or disability, he (or his estate) will be entitled to the following severance benefits:

•       The full vesting of all his equity awards. As of December 31, 2006, the value of this benefit would have been $0 for options as the company’s stock price at year end was $16.93 per share (compared to a strike price of $20.00 per share). Similarly, the value of the LTIP units would have been $0 as the LTIP units were not yet convertible into our common stock based on the terms of the limited liability company agreement of Morgans Group LLC. Had the LTIP units been convertible into our common stock as of December 31, 2006, the value of this benefit would have been $3,174,375 (computed as set forth above).

In addition, pursuant to the employment agreement, if Mr. Gordon’s employment is terminated upon the nonrenewal of his employment agreement by the company, he will be entitled to the following severance benefits:

•       A lump sum amount equal to 1.0 times Mr. Gordon’s then current base salary, plus 1.0 times the greater of target annual bonus for the year in which termination occurs or average annual bonus for the two preceding years. As of December 31, 2006, this cash payment would have been $1,300,000

(computed based on Mr. Gordon’s salary and bonus for 2006 set forth in the Summary Compensation Table above).

•       12 months of continued medical, dental, and life insurance coverage for Mr. Gordon  and his dependents. As of December 31, 2006, the estimated value of this benefit would have been $14,476.

•       The full vesting of equity awards vesting within the 12 month period following the date of termination. As of December 31, 2006, the realizable values of the LTIP units and stock options were zero because the LTIP units did not meet the criteria to be transferable into our common stock and the exercise price of the stock options was above the year-end stock price.

In addition, in the event a payment to Mr. Gordon is deemed to be a golden parachute payment under Section 280G of the Internal Revenue Code, Mr. Gordon would also receive a tax gross-up payment to cover his excise tax liability under Section 4999. However, as of December 31, 2006, Mr. Gordon would not receive such a payment, based upon the Black-Scholes valuation of Mr. Gordon’s unvested options, and the assumption, as was the case, that the LTIP units had no value as of December 31, 2006. The LTIP units could have value in the future if certain specified events in the limited liability agreement of Morgan Group, LLC occur.

In his employment agreement, Mr. Gordon has agreed that during the course of his employment and, unless he terminates his employment for good reason or is terminated without cause, for a one year period thereafter, he will not, subject to certain exceptions, engage in competition with our business of the management and operation of full service hotels in North America or Western Europe. In his employment agreement, Mr. Gordon has also agreed to non-solicitation provisions that cover the period of his employment and, subject to certain exceptions, a one year period thereafter and confidentiality provisions that cover the period of his employment and thereafter. In the event that Mr. Gordon materially breaches the non-competition, non-solicitation or confidentiality provision of his employment agreement, the company’s obligation to make the termination payments described above cease, provided that the company will remain obligated to make such payments in the event of a change in control of the company.

Mr. Szymanski.   Pursuant to Mr. Szymanski’s stock option and LTIP award agreements, upon a “change in control” (such term is defined substantially similar to the same term in Mr. Scheetz’s employment agreement described above), his unvested stock option and LTIP units vest in full. As of December 31, 2006, the value of this benefit would have been $0 for options as the company’s stock price at year end was $16.93 per share (compared to a strike price of $20.00 per share). Similarly, the value of the LTIP units would have been $0 as the LTIP units were not yet convertible into our common stock based on the terms of the limited liability company agreement of Morgans Group LLC. Had the LTIP units been convertible into our common stock as of December 31, 2006, the value of this benefit would have been $423,250 (computed based on full vesting of 25,000 units multiplied by $16.93, our closing stock price on December 29, 2006).

Director Compensation

For 2006, our directors received the following cash compensation:

•       the chairman of our board of directors (Mr. Hamamoto) is paid an annual fee of $35,000;

•       each of our non-employee directors is paid an annual director’s fee of $25,000;

•       the non-employee director who serves as chairman of our Audit Committee (Mr. Kleisner) is paid an additional annual fee of $10,000;

•       each non-employee director who serves as chairman of another board committee (initially our Compensation Committee and our Corporate Governance and Nominating Committee) is paid an additional annual fee ($7,500 for the chairmen of our Compensation Committee (Messrs. Friedman and Harrison) and $5,000 for the chairman of our Corporate Governance and Nominating Committee (Mr. Knetzger));

•       each non-employee director is also paid $1,000 per board meeting attended in person and $500 per board meeting attended by telephone; and

•       each non-employee director is also paid $1,000 per committee meeting attended in person and $600 per committee meeting attended by telephone.

In addition, pursuant to our 2006 Omnibus Stock Incentive Plan, we grant to each of our non-employee directors restricted stock units. Upon the consummation of our IPO, we granted restricted stock units having a value of approximately $100,000 to each person who became a non-employee director. We also provide automatic grants of $100,000 worth of restricted stock units to non-employee directors who have or will become directors after the consummation of our IPO which will be made on the date the new non-employee director attends his or her first meeting of our Board. The actual number of shares of restricted stock units that we automatically grant is determined: (1) for those grants that occurred upon the consummation of our IPO, by dividing the fixed value of the grant by the price per share in our IPO, or $20.00; and (2) for those grants that have occurred or will occur after our IPO, by dividing the fixed value of the grant by the closing market price of our common stock on the grant date. The restrictions on the initial grants of restricted stock units will lapse as to one-third of the amount granted on the first anniversary of the grant date and as to the remainder in 24 equal installments at the end of each month following the first anniversary of the grant date (lapsing fully on the third anniversary of the grant date).

In lieu of the $100,000 restricted stock unit award in the preceding paragraph, upon the consummation of our IPO, our chairman of the board of directors, Mr. Hamamoto, was given a one-time grant of $6,500,000 worth of LTIP units in Morgans Group LLC and stock options to purchase $6,000,000 worth of our stock (in both instances using the IPO price), 1/3 of which vested on the first anniversary of the grant date and the remainder of which vests in 24 equal installments at the end of each month following the first anniversary of the grant date (becoming fully vested on the third anniversary of the grant date) and which are subject to the terms and conditions of our 2006 Omnibus Stock Incentive Plan.

In addition, we anticipate that each year our Compensation Committee may grant to each of our non-employee directors, including Mr. Hamamoto, our Chairman, equity awards having a value and vesting schedule determined by the Compensation Committee. We currently anticipate that these grants will be made to our non-employee directors each year after our annual meeting of stockholders. For 2007, we anticipate that this grant will have a value of approximately $25,000.

Directors who are our officers or employees receive no compensation as directors. In addition, we reimburse all directors for reasonable and customary out-of-pocket expenses incurred in connection with their services on the Board and our directors are entitled to free or discounted rooms at our hotel properties.

The following table sets forth the compensation of our non-employee directors for the fiscal year ended December 31, 2006. Mr. Scheetz receives no separate compensation for his service as director of the company. For information regarding Mr. Scheetz’s compensation as a named executive officer of the company, see “Compensation of Directors and Executive Officers—Executive Compensation.”

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(3)	Total ($)
David T. Hamamoto(4)	$41,000	$1,905,479	$738,740	$2,685,219
Edwin L. Knetzger, III	$30,100	$29,315	—	$59,415
Lance Armstrong	$26,500	$29,315	—	$55,815
Fred J. Kleisner	$46,100	$29,315	—	$75,415
Thomas L. Harrison	$32,600	$29,315	—	$61,915
Robert Friedman	$31,000	$29,315	—	$60,315

(1)          Amounts shown in these columns are based on the accounting expense recognized by the company in fiscal year 2006, in accordance with FAS 123R, related to restricted stock unit (other than Mr. Hamamoto, per footnote 2 below) and option awards made in 2006. The full grant date fair value for each of the restricted stock units granted in 2006 was $100,000, as computed in accordance with FAS 123R. The full grant date fair value for Mr. Hamamoto’s option grant in 2006 was $2,520,000, as computed in accordance with FAS 123R. The assumptions used to calculate the accounting expense recognized in fiscal year 2006 for these restricted stock and option awards are set forth in footnote 10 to the company’s audited financial statements contained in its Form 10-K for the year ended December 31, 2006.

(2)          As of December 31, 2006, each of Messrs. Knetzger, Armstrong, Kleisner, Harrison and Friedman held 5,000 restricted stock units that were granted on February 14, 2006, none of which had vested. For Mr. Hamamoto, he held 325,000 LTIP units that were granted on February 14, 2006, none of which had vested. Mr. Hamamoto does not hold any restricted stock units. See the narrative immediately preceding this table for the vesting schedules of these awards.

(3)          As of December 31, 2006, Mr. Hamamoto held 300,000 stock options to purchase shares of our common stock that were granted on February 14, 2006, none of which had vested. None of Messrs. Knetzger, Armstrong, Kleisner, Harrison or Friedman hold any stock options. See the narrative immediately preceding this table for the vesting schedule of Mr. Hamamoto’s option award.

(4)          Amounts shown in the Stock Awards column for Mr. Hamamoto relate to LTIP units which are convertible into shares of the company’s common stock. The full grant date fair value for the LTIP unit award granted to Mr. Hamamoto in 2006 was $6,500,000, as computed in accordance with FAS 123R. The assumptions used to calculate the accounting expense recognized in fiscal year 2006 for these LTIP units are set forth in footnote 10 to the company’s audited financial statements contained in its Form 10-K for the year ended December 31, 2006. Mr. Hamamoto was not granted restricted stock units in 2006.

Compensation Committee Interlocks and Insider Participation

Robert Friedman, Thomas L. Harrison and Edwin L. Knetzger, III serve as members of our Compensation Committee. None of these members is an officer or employee, or former officer or employee, of ours. No interlocking relationship exists between the members of the Compensation Committee and the Board of Directors, board of directors or compensation or similar committees of any other company.

VOTING SECURITIES OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 12, 2007, certain information regarding the beneficial ownership information of our common stock by:

•       each person known to us to be the beneficial owner of more than 5% of our common stock;

•       each named executive officer;

•       each of our directors; and

•       all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, and generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security, and includes options that are currently exercisable or exercisable within 60 days and restricted stock units and LTIP units that have vested or will vest within 60 days. Each director, officer or 5% or more stockholder, as the case may be, units furnished us with information with respect to beneficial ownership. Except as otherwise indicated, we believe that the beneficial owners of common stock listed below, based on the information each of them has given to us, have sole investment and voting power with respect to their shares, except where community property laws may apply. We have based our calculations of the percentage of beneficial ownership on 31,992,506 shares of common stock outstanding as of April 12, 2007.

Unless otherwise noted below, the address of the persons and entities listed on the table is c/o Morgans Hotel Group Co., 475 Tenth Avenue, New York, New York 10018.

Beneficial Owner	Shares Beneficially Owned	% of Shares of Common Stock Beneficially Owned
5% Stockholders:
NorthStar Capital Investment Corp.(1)	10,164,698	31.8%
Morgan Stanley(2)	5,734,083	17.9%
FMR Corp.(3)	4,553,100	14.2%
The Bear Stearns Companies Inc.(4)	2,361,881	7.4%
Citadel Limited Partnership(5)	2,242,553	7.0%
Directors and Named Executive Officers:
David T. Hamamoto(6)	2,254,970	7.0%
W. Edward Scheetz(7)	2,324,148	7.3%
Marc Gordon(8)	172,547	*
Richard Szymanski(9)	20,632	*
Lance Armstrong	3,083	*
Edwin L. Knetzger, III	7,083	*
Fred J. Kleisner	3,583	*
Thomas L. Harrison	2,083	*
Robert Friedman	2,583	*
Executive Officers and Directors as a group (9 persons)	4,790,712	15.0%

*                    Less than 1%.

(1)          Based solely upon the information provided in the Schedule 13G/A filed by NorthStar Capital Investment Corp. on February 27, 2006. Includes 8,164,698 shares of our common stock held by NCIC MHG Subsidiary LLC, a wholly-owned subsidiary of NorthStar Capital Investment Corp . Voting and investment decisions with respect to investments held by NorthStar Capital Investment Corp. are made through its board of directors. The address of NorthStar Capital Investment Corp. is 527 Madison Avenue, New York, NY 10022. W. Edward Scheetz, our President and Chief Executive

Officer, and David T. Hamamoto, our Chairman, are shareholders in and co-chairmen of the board of directors and co-chief executive officers of  NorthStar Capital Investment Corp. Also, includes 2,000,000 shares of our common stock owned by NorthStar Partnership, L.P. NorthStar Capital Investment Corp. is the general partner of NorthStar Partnership, L.P. W. Edward Scheetz, our President and Chief Executive Officer, David T. Hamamoto, our Chairman, and Marc Gordon, our Chief Investment Officer and Executive Vice President of Capital Markets, are limited partners in NorthStar Partnership, L.P.

(2)          Based solely upon the information provided in the Schedule 13G/A filed jointly by Morgan Stanley and Morgan Stanley Investment Management Inc. (“MIMS”) on February 14, 2007. Represents the number of shares of common stock owned by Morgan Stanley and MIMS. Morgan Stanley beneficially owns 5,734,083 shares of our common stock, has sole voting power with respect to 4,200,944 shares of such common stock and has sole dispositive power with respect to 5,743,083 shares of such common stock. MIMS beneficially owns 5,189,838 shares of our common stock and has sole voting power with respect to 3,872,154 shares of such common stock and has sole dispositive power with respect to 5,189,838 shares of such common stock. The securities being reported upon by Morgan Stanley as a parent holding company are owned, or may be deemed to be beneficially owned, by MIMS, an investment adviser in accordance with Exchange Act Rule 13d-1(b)(1)(ii)(E), as amended. MIMS is a wholly-owned subsidiary of Morgan Stanley. The business address of Morgan Stanley is 1585 Broadway, New York, NY 10036. The business address of MIMS is 1221 Avenue of the Americas, New York, NY 10020.

(3)          Based solely upon the information provided in the Schedule 13G/A filed jointly by FMR Corp. and Edward C. Johnson 3d on February 14, 2007. Fidelity Management & Research Company (“Fidelity”), whose business address is 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 4,553,100 shares of our common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Mid Cap Stock Fund, amounts to 3,350,000 shares of our common stock. Fidelity Mid Cap Stock Fund has its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109. Edward C. Johnson 3d and FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 4,553,100 shares owned by the Funds. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees.

(4)          Based solely upon the information provided in the Schedule 13G filed jointly by The Bear Stearns Companies Inc. and Bear, Stearns & Co. Inc. on February 14, 2007. The Bear Stearns Companies Inc. beneficially owns 2,361,881 shares of our common stock and has sole voting and dispositive power with respect to 2,360,381 shares of such common stock and (ii) Bear, Stearns & Co. Inc. beneficially owns 2,361,881 shares of our common stock and has sole voting and dispositive power with respect to 2,360,381 shares of such common stock. The business address of the Bear Stearns Companies Inc. and Bear, Stearns & Co. Inc. is 383 Madison Avenue, New York, New York 10179.

(5)          Based solely upon the information provided in the Schedule 13G/A filed by Citadel Limited Partnership (“Citadel”), Citadel Investment Group, L.L.C. (“CIG”), Kenneth Griffin, Citadel Equity Fund Ltd. (“CEF”), and Citadel Derivatives Group LLC (“CDG”), as a group on February 13, 2007. Each of the members of the group beneficial owns 2,242,553 shares of our common stock and has sole voting and dispositive power with respect to none of such shares of common stock. Citadel Wellington LLC, a Delaware limited liability company (“CW”), and Citadel Kensington Global Strategies Fund Ltd., a Bermuda company (“CKGSF”), collectively own 100% of Citadel Holdings Ltd., a Cayman Islands company (“CH”), which owns 100% of CEF. None of CW, CKGSF or CH has any control over the voting or disposition of securities held by CEF. CW and Citadel collectively own 100% of CDG, but CW does not have any control over the voting or disposition of securities held by CDG. The business address of each of the members of the group is 131 S. Dearborn Street, 32nd Floor, Chicago, Illinois 60603.

(6)          Includes 303,457 shares of our common stock representing Mr. Hamamoto’s indirect pecuniary interest in the 2,000,000 shares of our common stock indirectly beneficially owned by NorthStar Capital Investment Corp. through its majority-owned subsidiary, NorthStar Partnership, L.P., which directly beneficially owns such 2,000,000 shares of our common stock, 954,755 shares of our common stock representing Mr. Hamamoto’s indirect pecuniary interest in the 8,164,698 shares of our common stock beneficially owned indirectly by NorthStar Capital Investment Corp. through its wholly-owned subsidiary, NCIC MHG Subsidiary LLC, 736,342 shares of our common stock beneficially owned by Mr. Hamamoto indirectly through DTH Holdings by virtue of his position as a managing member of DTH Holdings, 125,000 options to purchase shares of our common stock, and 135,416 LTIP units convertible into shares of our common stock.

(7)          Includes 57,758 shares of our common stock directly owned by Mr. Scheetz, 303,308 shares of our common stock representing Mr. Scheetz’s indirect pecuniary interest in the 2,000,000 shares of our common stock indirectly beneficially owned by NorthStar Capital Investment Corp. through its majority-owned subsidiary, NorthStar Partnership, L.P., which directly beneficially owns such 2,000,000 shares of our common stock, 953,924 shares of our common stock representing Mr. Scheetz’s indirect pecuniary interest in the 8,164,698 shares of our common stock beneficially owned indirectly by NorthStar Capital Investment Corp. through its wholly-owned subsidiary, NCIC MHG Subsidiary LLC, 736,342 shares of our common stock beneficially owned by Mr. Scheetz indirectly through WES Holdings LLC by virtue of his position as a managing member of WES Holdings LLC, 2,400 shares of our common stock indirectly beneficially owned by Mr. Scheetz through two trusts which directly own 2,400 shares of our common stock for the benefit of Mr. Scheetz’s two minor children, 10,000 shares of our common stock indirectly beneficially owned by Mr. Scheetz through his spouse who directly beneficially owns such 10,000 shares of our common stock, 125,000 options to purchase shares of our common stock, and 135,416 LTIP units convertible into shares of our common stock. Mr. Scheetz has pledged 46,258 shares of our common stock as security.

(8)          Includes 31,922 shares of our common stock owned directly by Mr. Gordon, 62,500 options to purchase shares of our common stock and 78,125 LTIP units convertible into shares of our common stock. Mr. Gordon has pledged 31,922 shares of our common stock as security for a loan from NorthStar Partnership, L.P. to Mr. Gordon.

(9)          Includes 10,316 options to purchase shares of our common stock and 10,316 LTIP units convertible into shares of our common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers, directors, and persons who own more than 10% of a registered class of our equity securities, file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and Nasdaq. These reporting persons are required by the SEC to furnish us with copies of all Forms 3, 4 and 5 that they file.

Based solely on our review of the copies of such forms received by us, and/or on written representations from certain reporting persons that they were not required to file a Form 5 for the fiscal year, we believe that our executive officers, directors and persons who own more than 10% of our common stock complied with all Section 16(a) filing requirements applicable to them with respect to transactions during 2006 except with respect to a Form 4 filing by each of David T. Hamamoto, W. Edward Scheetz and NCIC MHG Subsidiariy LLC in connection with the closing of our IPO, each of which filing was one day late.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policy and Procedures Regarding Transactions with Related Persons

On March 21, 2007, the company adopted a written related person transaction policy and procedures to further the goal of ensuring that any related person transaction is properly reviewed, approved or ratified, if appropriate, and fully disclosed in accordance with applicable rules and regulations. The policies and procedures are intended to work in conjunction with the Code of Business Conduct and Ethics, which is described above in “Board of Directors and Corporate Governance—Corporate Governance Information—Code of Business Conduct and Ethics.”

The policies and procedures apply to transactions or arrangements between the company and any related person, including but not limited to directors, director nominees, executive officers, greater than 5% stockholders and the immediate family members of each of these groups. They do not, however, apply with respect to general conflicts between the interests of the company and our employees, officers and directors, including issues relating to engaging in a competing business and performing outside or additional work, which are reported and handled in accordance with the company’s Code of Business Conduct and Ethics and other procedures and guidelines implemented by the company from time to time.

For purposes of the policies and procedures, a related person transaction is a transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness), or any series of similar transactions, arrangements or relationships, in which (i) the aggregate amount involved will or may be expected to exceed $120,000, (ii) the company is a participant, and (iii) any related person has or will have a direct or indirect material interest.

Under the policies and procedures, the directors and executive officers of the company are responsible for identifying and reporting any proposed transaction with a related person. If any director or officer becomes aware of any transaction or arrangement that has taken place, may be taking place or may be about to take place involving the company and any related person, such person shall immediately bring the matter to the attention of the company’s chief legal officer. Any proposed related person transaction shall be presented by the chief legal officer to the Audit Committee for its review. The Audit Committee will then meet, in person or by telephone, to review and discuss the proposed transaction.

If the transaction involves a director, that director will not participate in the action regarding whether to approve or ratify the transaction. In the event that all of the directors are deemed to have an interest in the transaction, the company may enter into the transaction if it is approved in accordance with the provisions of the Delaware General Corporation Law.

The policies and procedures provide that all related person transactions are to be disclosed in the company’s proxy statement and other appropriate filings to the extent required by the rules and regulations of the Securities and Exchange Commission and Nasdaq.

Formation and Structuring Transactions

Immediately prior to the completion of our initial public offering, we and certain other entities entered into a series of transactions to create our new corporate structure, which we call our “Formation and Structuring Transactions.”  In connection with the Formation and Structuring Transactions, the ownership interests in Morgans Group LLC, the entity through which we own our hotel properties, was restated, following the contribution of our initial hotel properties, to represent membership units that are exchangeable for shares of our common stock. In addition, as described below, membership units were issued to Morgans Hotel Group LLC for the contribution of MHG Management Company. These membership units were allocated as follows:

•       15,000,000 membership units issued to us in exchange for the contribution of the net proceeds of our initial public offering;

•       approximately 15,693,000 membership units received by us on a one-for-one basis in consideration for our exchange of shares of our common stock for NorthStar Partnership, L.P.’s, or NorthStar’s, interest in Morgans Group LLC;

•       approximately 2,769,000 membership units received by us on a one-for-one basis in consideration for our exchange of shares of our common stock for RSA Associates, L.P.’s, an entity controlled by Ian Schrager, or RSA Associates’, interest in Morgans Group LLC;

•       approximately 38,000 membership units received by us on a one-for-one basis in consideration for our exchange of shares of our common stock for the other Morgans Hotel Group Investors’ interest in Morgans Group LLC; and

•       1,000,000 membership units issued to Morgans Hotel Group LLC for the contribution of MHG Management Company.

As a result of the above transactions, we hold an approximately 97.1% managing membership interest in Morgans Group LLC.

Debt Guarantees

As part of the Formation and Structuring Transactions, Morgans Hotel Group LLC provided a guarantee of approximately $225.0 million of indebtedness of Morgans Group LLC. David T. Hamamoto, our Chairman, has agreed to reimburse Morgans Hotel Group LLC for up to $98.3 million of any amount that Morgans Hotel Group LLC is required to pay under its guarantee. W. Edward Scheetz, our President and Chief Executive Officer, has agreed to reimburse Morgans Hotel Group LLC for up to $98.3 million of any amount that Morgans Hotel Group LLC is required to pay under its guarantee, and Marc Gordon, our Chief Investment Officer and Executive Vice President of Capital Markets, has agreed reimburse Morgans Hotel Group LLC for up to $7.0 million of any amount Morgans Hotel Group LLC is required to pay under its guarantee. The guarantee by Morgans Hotel Group LLC and these reimbursement obligations were provided so that the providers of the reimbursement obligations will not recognize taxable capital gains in connection with the Formation and Structuring Transactions in the amount that each has agreed to reimburse. The reimbursement obligations are for a fixed term and be renewable at the option of each provider.

Registration Rights

RSA Associates, L.P.

We have been informed by RSA Associates that it no longer owns any shares of our common stock, and as a result, according to the terms of its registration rights agreement with us, the company no longer has an obligation to register the shares of common stock previously owned by RSA Associates. Until terminated, RSA Associates had the following rights under its registration rights agreement with us:

Demand Registration.   RSA Associates had certain rights, subject to certain limitations, to request that we register shares of our common stock owned by it; provided that the number of shares included in such a demand registration would have yielded gross proceeds to RSA Associates of at least $25,000,000. If the value of our shares held by RSA Associates had been less than $25,000,000 but greater than $15,000,000, the request for registration must have been for all of the shares held by RSA Associates. Upon such request, we would have been required to use our reasonable best efforts to file a registration statement within 30 days of such a request, and cause the registration statement to be declared effective by the SEC as soon as practicable thereafter. Subject to certain conditions, we could have withdrawn a previously filed registration statement or postponed the initial filing of that registration for up to 90 days if, based on our good faith judgment, such withdrawal or postponement would have avoided premature disclosure of a matter that we determined would not be in our best interests to disclose at such time.

Piggy-back Registration.   RSA Associates had the right to include its shares of our common stock on a registration statement prepared by the company whenever the company proposed to register any shares of common stock (other than on a Form S-8 or Form S-4),

Shelf Registration.   As long as the company was eligible to file a registration statement on Form S-3, RSA Associates was entitled to request that we file and maintain a shelf registration statement for the resale of all or any portion of shares owned by them, subject to certain limitations. Upon such request, we would have been required to use our reasonable best efforts to file such a registration statement within 30 days of the request, and to cause it to be declared effective by the SEC as soon as reasonably practicable thereafter.

Expenses.   In connection with a demand, piggy-back or shelf registration, any underwriting discounts or commissions attributable to the sale of the registrable shares or fees and expenses of counsel representing RSA Associates in excess of the amount specified below would have been borne by RSA Associates. All other expenses of such registration, including applicable federal and state filing fees and up to $15,000 of fees and disbursements of counsel to RSA Associates, would have been borne by us.

NorthStar Partnership, L.P.

Demand Registration.   NorthStar and its affiliates have certain rights, subject to certain limitations, to request that we register shares of our common stock owned by them; provided that the number of shares included in such a demand registration would yield gross proceeds to the entities requesting registration of at least $25,000,000. If the value of our shares held by those entities is less than $25,000,000 but greater than $15,000,000, the request for registration must be for all of the shares held by the entities requesting registration. Upon such request, we will be required to use our reasonable best efforts to file a registration statement within 30 days of such a request, and cause the registration statement to be declared effective by the SEC as soon as practicable thereafter. Subject to certain conditions, we may withdraw a previously filed registration statement or postpone the initial filing of that registration for up to 90 days if, based on our good faith judgment, such withdrawal or postponement would avoid premature disclosure of a matter that we had determined would not be in our best interests to disclose at such time.

Piggy-back Registration.   Whenever we propose to register any shares of our common stock (other than on a Form S-8 or Form S-4), NorthStar and its affiliates have the right to include shares of our common stock owned by them on the registration statement.

Shelf Registration.   As long as we are eligible to file a registration statement on Form S-3, any of NorthStar or its affiliates will be entitled to request that we file and maintain a shelf registration statement for the resale of all or any portion of shares owned by them, subject to certain limitations. Upon such request, we will be required to use our reasonable best efforts to file such a registration statement within 30 days of the request, and cause it to be declared effective by the SEC as soon as reasonably practicable thereafter.

Transfer of Registration Rights.   To the extent NorthStar or its affiliates distribute shares of our common stock to its members, investors or beneficial owners, those distributees will obtain the benefits of these registration rights if they are otherwise restricted from freely transferring those distributed shares of our common stock.

Expenses.   In connection with a demand, piggy-back or shelf registration, any underwriting discounts or commissions attributable to the sale of the registrable shares or fees and expenses of counsel representing the entities requesting registration in excess of the amount specified below shall be borne by those entities. All other expenses of such registration, including applicable federal and state filing fees and up to $15,000 of fees and disbursements of one counsel to the entities requesting registration, shall be borne by us.

Agreements with Ian Schrager

Consulting Agreement.   Until March 2007, when it was terminated, we were party to a consulting agreement with Ian Schrager under which he acted as a consultant to us on a non-exclusive basis. The agreement, which was originally entered into on June 24, 2005, was terminable for any reason in our sole and absolute discretion.

Pursuant to that agreement, we were permitted to ask Ian Schrager to oversee certain specific projects at our hotel properties, such as renovations, marketing, public relations and other special events.

For 2006, we paid Mr. Schrager (i) base compensation of $750,000, (ii) reimbursement of expenses of approximately $424,000 (excluding $250,000 for use of a private aircraft) and (iii) a bonus of $750,000. From January 1, 2007 through the termination of the consulting agreement, we paid Mr. Schrager (i) base compensation of $125,000, (ii) reimbursement of expenses of approximately $54,000 and (iii) a bonus of $125,000. In addition, subject to certain limitations, Ian Schrager was entitled to reimbursement from us for business, entertaining and reasonable and customary business travel expenses that he incurs on our behalf, as well as to certain other benefits including support services, fixed payments per year for use of a private aircraft regardless of actual usage ($500,000 for 2005 (pro-rated) and $250,000 for 2006), exclusive use of an automobile leased by us, a full-time driver, a full-time secretary, complimentary rooms at any of our hotel properties (whether owned or managed) for him, his immediate family members and any other person whom he believes could advance or further our objectives, and participation in our medical insurance programs.

Pursuant to the agreement, we also agreed to indemnify Ian Schrager for any claims made against him in connection with any future condominium conversions of any of our existing properties.

None of our agreements with Ian Schrager restricted his ability to compete with us.

Services Agreement.   We were also party to a services agreement with Ian Schrager in connection with the use of certain of each other’s employees for a transitional period. The transitional period ended, and the services agreement terminated, on June 30, 2006. During the transitional period, Ian Schrager was able to use certain of the existing design and development personnel then employed by us for the performance of work in connection with Ian Schrager’s other businesses in a manner consistent with past practice, and those employees’ time and attention were allocated between Ian Schrager’s businesses and our business in the exact proportion as they were prior to June 24, 2005 (the effective date of the services agreement). We reimbursed Ian Schrager for 50% of the costs that he incurred for those employees who accepted employment with him during the term of this agreement. Ian Schrager in turn reimbursed us for 50% of the costs that we incurred for those employees whose time and attention were allocated between Ian Schrager’s business and our business. In each instance, these costs included a reasonable allocation of corporate overhead, rent and other similar costs relating to such employees.

Option Agreement.   Prior to the initial filing of the registration statement for our initial public offering, RSA Associates, of which RSA GP Corp., a company controlled by Ian Schrager, is the general partner, had an option to purchase up to approximately an additional 5% ownership interest in Morgans Hotel Group LLC at the time of completion of our initial public offering. Prior to the initial filing of the registration statement for our initial public offering, Morgans Hotel Group LLC provided RSA Associates with notice of our proposed initial public offering transaction and RSA Associates notified Morgans Hotel Group LLC that it would not exercise its option. Instead, and in accordance with the terms of the Option Agreement, RSA Associates received a cash “put” payment of $9.0 million from Morgans Hotel Group LLC on the closing date of our initial public offering.

Indemnification Agreement with Morgans Hotel Group LLC

We entered into an indemnification agreement with Morgans Hotel Group LLC that governs certain indemnification obligations of ours for the benefit of Morgans Hotel Group LLC, its members and the affiliates, managers, officers and employees of Morgans Hotel Group LLC. Under the indemnification agreement, we have agreed to indemnify Morgans Hotel Group LLC, its members and the affiliates, managers, officers and employees of Morgans Hotel Group LLC for (i) contingent claims and obligations, including litigation of claims against Morgans Hotel Group LLC related to the hotel properties, restaurants and bars it is contributing to us, (ii) any transfer tax payable as a result of the sale of shares of our common stock in the offering or future sales of our common stock that are aggregated with the offering, and (iii) any payments made to the hotel designer in connection with our agreement with the hotel designer described in footnote 6 to our combined financial statements for the year ended December 31, 2006. Any distributee of the shares of our common stock issued in exchange for membership units in connection with the Formation and Structuring Transactions or membership units of Morgans Group LLC issued to Morgans Hotel Group LLC in connection with the Formation and Structuring Transactions is a third-party beneficiary under this agreement.

NorthStar Hospitality LLC Preferred Equity Interest in Clift

In connection with our initial public offering, we contributed approximately $11.4 million to our wholly-owned subsidiary, Clift Holdings, LLC, the entity through which we lease Clift. Clift Holdings, LLC in turn redeemed the preferred equity that is currently held by NorthStar Hospitality LLC, a wholly-owned subsidiary of NorthStar.

In July 2002, NorthStar Hospitality LLC made a contribution of $6.125 million to the capital structure of Clift Holdings LLC. The contribution entitled NorthStar Hospitality LLC to a 0.1% membership interest in Clift Holdings, LLC, with the remaining 99.9% membership interest being held by our predecessor, as managing member. The limited liability company agreement required Clift Holdings, LLC to, among other things, make monthly payments of interest (“preferred return”) on NorthStar Hospitality’s equity contribution.

In October 2004, in connection with the sale and leaseback transaction involving Clift, the limited liability company agreement was amended to, among other things, extend the original redemption date for the preferred equity to October 2006, with an option to further extend it until October 2007 if certain conditions were met. Upon redemption, NorthStar Hospitality LLC will be entitled to (i) its equity contribution less any distributions received from Clift Holdings, (ii) any and all accrued and unpaid preferred return, (iii) an amount sufficient to yield it an internal rate of return (as defined in the limited liability company agreement) of 25.27% and (iv) an equity participation equal to 25% of the aggregate amount that would be distributed to the members of Clift Holdings LLC if the entire interest of Clift Holdings LLC in Clift was sold for its fair market value.

NorthStar Hospitality LLC distributed the approximately $11.4 million it received in redemption of its preferred interest in Clift Holdings LLC to NorthStar and NorthStar intended to use such amounts, along with other amounts distributed to it from Morgans Hotel Group LLC, to repay existing obligations to non-partners. Even though they will not receive any cash payment, Messrs. Scheetz, Hamamoto and Gordon, along with the other partners in NorthStar, indirectly benefited from the cash payments received by NorthStar which we believe NorthStar used to repay existing obligations to non-partners.

OTHER MATTERS

Annual Report on Form 10-K

We have provided without charge, to each person from whom a proxy is solicited, a copy of our annual report to stockholders for the fiscal year ended December 31, 2006, including our consolidated financial statements. You should not regard this annual report as proxy soliciting material or as a communication by means of which any solicitation is to be made. This annual report will be available on our website at www.morganshotelgroup.com under “About Us—SEC Filings”.

Additionally, upon written request, we will provide you without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 that we filed with the SEC. You should make your request in writing to:

Morgans Hotel Group Co.
Attention: Investor Relations
475 Tenth Avenue
New York, NY 10018

Other Matters to Come Before the 2007 Annual Meeting

No other matters are to be presented for action at the annual meeting other than as set forth in this proxy statement. If other matters properly come before the meeting, however, the persons named in the accompanying proxy will vote all proxies solicited by this proxy statement as recommended by the Board, or, if no recommendation is given, in their own discretion.

Stockholder Proposals and Nominations for the 2008 Annual Meeting

Any stockholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act to be considered for inclusion in our proxy materials for the next annual meeting of stockholders must be received at our principal executive offices no later than January 2, 2008.

Any stockholder who wishes to propose a nominee to the Board or propose any other business to be considered by the stockholders (other than a stockholder proposal included in our proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act) must comply with the advance notice provisions and other requirements of Article I, Section 1.11 of our bylaws, which are on file with the SEC and may be obtained from the Secretary of the company upon request. These notice provisions require that nominations of persons for election to the Board and the proposal of business to be considered by the stockholders for the 2008 annual meeting must be received no earlier than 60 nor more than 90 days prior to the date of the meeting.

*  *  *  *

By Order of the Board of Directors

Name: Richard Szymanski
Title: Secretary
New York, New York April 30, 2007

Appendix A

MORGANS HOTEL GROUP CO.

2007 OMNIBUS INCENTIVE PLAN

i

	10.6.	Termination of Service	A-13
	10.7.	Purchase of Restricted Stock	A-13
	10.8.	Delivery of Stock	A-14
11.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK		A-14
	11.1.	General Rule	A-14
	11.2.	Surrender of Stock	A-14
	11.3.	Cashless Exercise	A-14
	11.4.	Other Forms of Payment	A-14
12.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS		A-14
	12.1.	Dividend Equivalent Rights	A-14
	12.2.	Termination of Service	A-15
13.	OTHER STOCK-BASED AWARDS AND LLC UNITS		A-15
14.	TERMS AND CONDITIONS OF PERFORMANCE AND ANNUAL INCENTIVE AWARDS		A-16
	14.1.	Performance Conditions	A-16
	14.2.	Performance or Annual Incentive Awards Granted to Designated Covered Employees	A-16
	14.2.1.	Performance Goals Generally	A-16
	14.2.2.	Business Criteria	A-16
	14.2.3.	Timing For Establishing Performance Goals	A-17
	14.2.4.	Settlement of Performance or Annual Incentive Awards; Other Terms	A-17
	14.3.	Written Determinations	A-17
	14.4.	Status of Section 14.2 Awards Under Code Section 162(m)	A-17
15.	PARACHUTE LIMITATIONS		A-18
16.	REQUIREMENTS OF LAW		A-18
	16.1.	General	A-18
	16.2.	Rule 16b-3	A-19
17.	EFFECT OF CHANGES IN CAPITALIZATION		A-19
	17.1.	Changes in Stock	A-19
	17.2.	Reorganization in Which the Company Is the Surviving Entity Which does not Constitute a Corporate Transaction	A-20
	17.3.	Corporate Transaction	A-20
	17.4.	Adjustments	A-21
	17.5.	No Limitations on Company	A-21
18.	GENERAL PROVISIONS		A-21
	18.1.	Disclaimer of Rights	A-21
	18.2.	Nonexclusivity of the Plan	A-21
	18.3.	Withholding Taxes	A-22
	18.4.	Captions	A-22
	18.5.	Other Provisions	A-22
	18.6.	Number and Gender	A-22
	18.7.	Severability	A-22
	18.8.	Governing Law	A-23
	18.9.	Section 409A of the Code	A-23

ii

MORGANS HOTEL GROUP CO.

2007 OMNIBUS INCENTIVE PLAN

Morgans Hotel Group Co., a Delaware corporation (the “Company”), sets forth herein the terms of the amendment and restatement of its 2006 Omnibus Stock Incentive Plan in the form of this 2007 Omnibus Incentive Plan (the “Plan”), as follows:

1.   PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, outside directors, key employees, and other persons, and to motivate such persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, stock units, dividend equivalent rights, cash awards and any other stock-based award under the Plan. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.

2.   DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1   “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary. For purposes of granting stock options or stock appreciation rights, an entity may not be considered an Affiliate if it results in noncompliance with Code Section 409A.

2.2   “Annual Incentive Award” means an Award made subject to attainment of performance goals (as described in Section 14) over a performance period of up to one year (the Company’s fiscal year, unless otherwise specified by the Committee).

2.3   “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Stock Unit, Dividend Equivalent Rights, cash award, or any Other Stock-Based Award under the Plan.

2.4   “Award Agreement” means the written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award. The Committee may provide for the use of electronic, Internet, or other nonpaper Award Agreements, and the use of electronic, Internet, or other nonpaper means for the acceptance thereof and actions thereunder by a Grantee.

2.5   “Benefit Arrangement” shall have the meaning set forth in Section 15 hereof.

2.6   “Board” means the Board of Directors of the Company.

2.7   “Book Value” means, as of any given date, on a per share basis (i) the shareholders’ equity in the Company as of the end of the immediately preceding fiscal year as reflected in the Company’s consolidated balance sheet, subject to such adjustments as the Committee shall specify at or after grant, divided by (ii) the number of then outstanding shares of Stock as of such year-end date (as adjusted by the Committee for subsequent events).

2.8   “Cause” means, with respect to any Grantee, the meaning of such term as set forth in the employment agreement between the Company (or any Affiliate) and the Grantee or, in the event there is no such employment agreement (or if any such employment agreement does not contain such a definition), such term shall mean (i) willful or gross misconduct or willful or gross negligence in the performance of his or her duties for the Company or any Affiliate, (ii) neglect of his or her duties for the Company or any Affiliate after written notice and opportunity to cure, (iii) dishonesty, fraud, theft, embezzlement or misappropriation of funds, properties or assets of the Company or of any Affiliate, (iv) conviction of a felony or (v) a direct or indirect material breach of the terms of any agreement with the Company or any Affiliate.

2.9   “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.10   “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.2.

2.11   “Company” means Morgans Hotel Group Co.

2.12   “Corporate Transaction” shall be deemed to have occurred if (i) any person or group of persons (as defined in Section 13(d) and 14(d) of the Exchange Act) together with its affiliates, excluding employee benefit plans of the Company, is or becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act) of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding securities; or (ii) individuals who at the beginning of any two-year period constitute the Board, plus new directors of the Company whose election or nomination for election by the Company’s shareholders is approved by a vote of at least two-thirds of the directors of the Company still in office who were directors of the Company at the beginning of such two-year period, cease for any reason during such two-year period to constitute at least two-thirds of the members of the Board; or (iii) a merger or consolidation of the Company with any other corporation or entity is consummated regardless of which entity is the survivor, other than a merger of consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least 60% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the Company is completely liquidated or all or substantially all of the Company’s assets are sold.

2.13   “Covered Employee” means a Grantee who is a covered employee within the meaning of Section 162(m)(3) of the Code.

2.14   “Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.15   “Dividend Equivalent Right” means a right, granted to a Grantee under Section 12 hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

2.16   “Effective Date” means February 14, 2006, the date the 2006 Omnibus Stock Incentive Plan was approved by the shareholders. The Effective Date of this amendment and restatement of the 2006 Omnibus Stock Incentive Plan, in the form of this 2007 Omnibus Incentive Plan means the date the shareholders approves this plan as amended and restated.

2.17   “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.18   “Fair Market Value” with respect to a share of Stock means the value of a share of such Stock determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on The NASDAQ Stock Market, Inc. or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Committee shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value of the share of Stock shall be the value of the Stock as determined by the Committee in good faith in a manner consistent with Code Section 409A. “Fair Market Value” with respect to an Award means the value of the Award as determined by the Committee in good faith, taking into consideration applicable tax and accounting rules and regulations.

2.19   “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent of the voting interests.

2.20   “Good Reason” means (a) a substantial adverse alteration in the Grantee’s title or responsibilities from those in effect immediately prior to the Corporate Transaction; (b) a reduction in the Grantee’s annual base salary as of immediately prior to the Corporate Transaction (or as the same may be increased from time to time) or a material reduction in the Grantee’s annual target bonus opportunity as of immediately prior to the Corporate Transaction; or (c) the relocation of the Grantee ‘s principal place of employment to a location more than 35 miles from the Grantee’s principal place of employment as of the Corporate Transaction or the Company’s requiring the Grantee to be based anywhere other than such principal place of employment (or permitted relocation thereof) except for required travel on the Company’s business to an extent substantially consistent with the Grantee’s business travel obligations as of immediately prior to the Corporate Transaction. The Grantee’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder, provided that the Grantee provides the Company with a written notice of resignation within ninety (90) days following the occurrence of the event constituting Good Reason.

2.21   “Grant Date” means, as determined by the Committee, the latest to occur of (i) the date as of which the Committee approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Committee.

2.22   “Grantee” means a person who receives or holds an Award under the Plan.

2.23   “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.24   “LLC Unit” or “LLC Units” means a membership interest or membership interests in Morgans Group LLC, a Delaware limited liability company and the entity through which the Company conducts a significant portion of its business.

2.25   “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.26   “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.27   “Option Price” means the exercise price for each share of Stock subject to an Option.

2.28   “Other Agreement” shall have the meaning set forth in Section 15 hereof.

2.29   “Other Stock-Based Award” shall mean any right granted under Section 13 of the Plan.

2.30   “Outside Director” means a member of the Board who is not an officer or employee of the Company.

2.31   “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 14) over a performance period of up to ten (10) years.

2.32   “Plan” means this Morgans Hotel Group Co. 2007 Omnibus Incentive Plan, an amendment and restatement of the Morgans Hotel group Co. 2006 Omnibus Stock Incentive Plan.

2.33   “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock or Other Stock-Based Award.

2.34   “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.35   “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.36   “SAR Exercise Price” means the per share exercise price of an SAR granted to a Grantee under Section 9 hereof.

2.37   “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.38   “Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Committee, which determination shall be final, binding and conclusive.

2.39   “Service Provider” means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser currently providing services to the Company or an Affiliate.

2.40   “Stock” means the common stock, par value $.01 per share, of the Company.

2.41   “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof.

2.42   “Stock Unit” means a bookkeeping entry representing the equivalent of one share of Stock awarded to a Grantee pursuant to Section 10 hereof.

2.43   “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.44   “Substitute Awards” means Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

2.45   “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

3.   ADMINISTRATION OF THE PLAN

3.1.   Board

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.

3.2.   Committee.

The Board has delegated to the Committee the powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, consistent with the certificate of incorporation and by-laws of the Company and applicable law.

           (i)  Except as provided in Subsection (ii) and except as the Board may otherwise determine, the Committee appointed by the Board to administer the Plan shall consist of two or more Outside Directors of the Company who: (a) qualify as “outside directors” within the meaning of Section 162(m) of the Code and who (b) meet such other requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b—3 (or its successor) under the Exchange Act and (c) who comply with the independence requirements of the stock exchange on which the Common Stock is listed.

         (ii)  The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, who may administer the Plan with respect to employees or other Service Providers who are not executive officers or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards.

In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Committee, such action may be taken or such determination may be made by the Board. Unless otherwise expressly determined by the Board, any action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board.

3.3.   Terms of Awards.

Subject to the other terms and conditions of the Plan, the Committee shall have full and final authority to:

           (i)  designate Grantees,

         (ii)  determine the type or types of Awards to be made to a Grantee,

        (iii)  determine the number of shares of Stock to be subject to an Award,

         (iv)  establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof ) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),

          (v)  prescribe the form of each Award Agreement evidencing an Award, and

         (vi)  amend, modify, or supplement the terms of any outstanding Award. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Grantee, impair the Grantee’s rights under such Award other than amendments or modifications necessary to comply with Section 409A and amendments pursuant to Section 5.3.

The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul an Award if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable.

Notwithstanding the foregoing, no amendment or modification may be made to an outstanding Option or SAR, including without limitation by replacement of underwater Options or SARs with cash or other award type, that would be treated as a repricing under the rules of the stock exchange on which the Stock is listed or result in replacement of underwater Options or SARs with cash or other award with an exercise price below the Fair Market Value as of the date of such replacement award, in each case, without the approval of the stockholders of the Company, provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 17 or Section 5.3 and may be made to make changes to achieve compliance with applicable law, including Internal Revenue Code Section 409A.

3.4.   Deferral Arrangement.

The Committee may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents, and restricting deferrals to comply with hardship distribution rules affecting 401(k) plans. Any such deferrals shall be made in a manner that complies with Code Section 409A.

3.5.   No Liability.

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.6.   Share Issuance/Book-Entry

Notwithstanding any provision of this Plan to the contrary, the issuance of the Stock under the Plan may be evidenced in such a manner as the Committee, in its discretion, deems appropriate, including, without limitation, book-entry registration or issuance of one or more Stock certificates.

4.   STOCK SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 17 hereof, the number of shares of Stock available for issuance under the Plan shall be six million seven hundred fifty thousand shares (6,750,000). Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company. If any shares covered by an Award are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture or termination, again be available for making Awards under the Plan. The number of shares available for issuance under the Plan shall be reduced by the number of shares subject to Options and SARs. Upon a grant of Awards other than Awards of Options or SARs, the number of shares available for issuance under the Plan shall be reduced by 1.7 times the number of shares of Stock subject to such Awards.

The Committee shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies. The number of shares of Stock reserved pursuant to Section 4 may be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of shares of Stock subject to Awards before and after the substitution. The Committee may adopt reasonable counting procedures to ensure appropriate counting, to avoid double counting (as, for example, in the case of tandem or substitute awards) and to make adjustments if the number of shares of Stock actually delivered differs from the number of shares of Stock previously counted in connection with a Grant.

5.   EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1.   Effective Date.

The amendment and restatement of the 2006 Omnibus Stock Incentive Plan shall be effective as of the Effective Date of the Plan, subject to approval of the Plan by the Company’s stockholders within one year of the Effective Date. Upon approval of the Plan by the stockholders of the Company as set forth above, all Awards made under the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Company had approved the Plan on the Effective Date. If the stockholders fail to approve the Plan within one year of the Effective Date of the Plan, any Awards made hereunder shall be null and void and of no effect.

5.2.   Term.

The Plan shall terminate automatically ten (10) years after its adoption by the Board and may be terminated on any earlier date as provided in Section 5.3.

5.3.   Amendment and Termination of the Plan

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. In addition, an amendment will be contingent on approval of the Company’s stockholders if the amendment would: (i) materially increase the benefits accruing to participants under the Plan, (ii) materially increase the aggregate number of shares of Stock that may be issued under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan. No Awards shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.

5.4   Additional Provisions

Any provision of the Plan or any Award Agreement notwithstanding, the Committee may cause any Award granted hereunder to be amended, modified or cancelled in consideration of a cash payment, an alternative Award or both made to the holder of such cancelled Award equal to or greater than the Fair Market Value of such cancelled Award.

6.   AWARD ELIGIBILITY AND LIMITATIONS

6.1.   Service Providers and Other Persons

Subject to this Section 6, Awards may be made under the Plan to: (i) any Service Provider to the Company or of any Affiliate, including any Service Provider who is an officer or director of the Company, or of any Affiliate, as the Committee shall determine and designate from time to time and (ii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Committee.

6.2.   Successive Awards and Substitute Awards.

An eligible person may receive more than one Award, subject to such restrictions as are provided herein. Notwithstanding Sections 8.1 and 9.1, the Option Price of an Option or the grant price of an SAR that is a Substitute Award may be less than 100% of the Fair Market Value of a share of Common Stock on the original date of grant; provided, that, the Option Price or grant price is determined in accordance with the principles of Code Section 424 and the regulations thereunder.

6.3.   Limitation on Shares of Stock Subject to Awards and Cash Awards.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act:

           (i)  the maximum number of shares of Stock subject to Options or SARs that can be awarded under the Plan to any person eligible for an Award under Section 6 hereof is 2,000,000 (two million) shares per calendar year.

         (ii)  the maximum number of shares that can be awarded under the Plan, other than pursuant to an Option or SAR, to any person eligible for an Award under Section 6 hereof is 2,000,000 (two million) shares per calendar year.

        (iii)  the maximum amount that may be earned as an Annual Incentive Award or other cash Award in any calendar year by any one Grantee shall be $10,000,000 (ten million dollars) and the maximum amount that may be earned as a Performance Award or other cash Award in respect of a performance period of greater than one year by any one Grantee shall be $25,000,000 (twenty five million dollars).

The preceding limitations in this Section 6.3 are subject to adjustment as provided in Section 17 hereof.

7.   AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Committee shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.

8.   TERMS AND CONDITIONS OF OPTIONS

8.1.   Option Price

The Option Price of each Option shall be fixed by the Committee and stated in the Award Agreement evidencing such Option. The Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2.   Vesting.

Subject to Sections 8.3 and 17.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.

8.3.   Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option; provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.

8.4.   Termination of Service.

Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5.   Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein or after the occurrence of an event referred to in Section 17 hereof which results in termination of the Option.

8.6.   Method of Exercise.

An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise.

8.7.   Rights of Holders of Options

Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock ) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 17 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.8.   Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option. Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

8.9.   Transferability of Options

Except as provided in Section 8.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10.   Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11.   Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

8.12.   Notification of Disqualifying Disposition

If any Grantee shall make any disposition of Shares issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days thereof.

9.   TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1.   Right to Payment and Grant Price.

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee. The Award Agreement for a SAR shall specify the grant price of the SAR, which shall be at least the Fair Market Value of a share of Stock on the date of grant. SARs may be granted in conjunction with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award; provided that an SAR that is granted subsequent to the Grant Date of a related Option must have an SAR Price that is no less than the Fair Market Value of one share of Stock on the SAR Grant Date.

9.2.   Other Terms.

The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Grantees, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

9.3.   Term.

Each SAR granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such SAR is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such SAR.

9.4.   Transferability of SARS

Except as provided in Section 9.5, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise a SAR. Except as provided in Section 9.5, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

9.5.   Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9.5, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 9.5, any such SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred SARs are prohibited except to Family Members of the original Grantee in accordance with this Section 9.5 or by will or the laws of descent and distribution.

10.   TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS

10.1.   Grant of Restricted Stock.

Awards of Restricted Stock or Stock Units may be made for no consideration (other than par value of the shares which is deemed paid by Services already rendered).

10.2.   Restrictions.

At the time a grant of Restricted Stock or Stock Units is made, the Committee may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Stock Units. Each Award of Restricted Stock or Stock Units may be subject to a different restricted period. The Committee may, in its sole discretion, at the time a grant of Restricted Stock or Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Stock Units in accordance with Section 14.1 and 14.2. Restricted Stock, Stock Units Awards or Other Stock-Based Awards may be granted or sold as described in the preceding sentence in respect of past or future services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee. Notwithstanding the foregoing, Restricted Stock and Stock Units that vest solely by the passage of time shall not vest in full in less than three (3) years from the Grant Date; provided, however, up to ten percent of the shares reserved for issuance under this Plan may be granted pursuant to this Section 10 or the other provisions of this Plan without being subject to the foregoing restrictions. Restricted Stock and Stock Units for which vesting may be accelerated by achieving performance targets shall not vest in full in less than one (1) year from the Grant Date. Neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Restricted Stock or Stock Units. The limitations stated in this Section 10.2 apply to Sections 13 and 14.

10.3.   Restricted Stock Certificates.

The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Committee may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement. Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

10.4.   Rights of Holders of Restricted Stock.

Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Committee may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

10.5.   Rights of Holders of Stock Units.

10.5.1.   Voting and Dividend Rights.

Holders of Stock Units shall have no rights as stockholders of the Company. The Committee may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

10.5.2.   Creditor’s Rights.

A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6.   Termination of Service.

Unless the Committee otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Restricted Stock and Stock Unit Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service. Upon forfeiture of Restricted Stock or Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Stock Units.

10.7.   Purchase of Restricted Stock.

The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock. The Purchase Price shall be payable in a form described in Section 11 or, in the discretion of the Committee, in consideration for past or future Services rendered to the Company or an Affiliate.

10.8.   Delivery of Stock.

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to shares of Restricted Stock or Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Stock Unit once the share of Stock represented by the Stock Unit has been delivered.

11.   FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

11.1.   General Rule.

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

11.2.   Surrender of Stock.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock, if any, may be made all or in part through the tender to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.

11.3.   Cashless Exercise.

With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 18.3.

11.4.   Other Forms of Payment.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules.

12.   TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

12.1.   Dividend Equivalent Rights.

A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Grantee. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Committee. A

Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

12.2.   Termination of Service.

Except as may otherwise be provided by the Committee either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee’s termination of Service for any reason.

13.   OTHER STOCK-BASED AWARDS AND LLC UNITS

Other forms of Awards (“Other Stock-Based Awards) that may be granted under the Plan include Awards that are valued in whole or in part by reference to, or are otherwise calculated by reference to or based on, shares of Stock, including without limitation, (i) LLC Units, (ii) convertible preferred stock, convertible debentures and other convertible, exchangeable or redeemable securities or equity interests (including LLC Units), (iii) membership interests in a Subsidiary or operating partnership, (iv) Awards valued by reference to Book Value, fair value or Subsidiary performance, and (v) any class of profits interest or limited liability company membership interest created or issued pursuant to the terms of the partnership agreement, limited liability company operating agreement or otherwise by an Affiliate that has elected to be treated as a partnership for federal income tax purposes and qualifies as a “profits interest” within the meaning of Revenue Procedure 93-27 with respect to a Grantee who is rendering services to the issuing Affiliate.

For purposes of calculating the number of shares of Stock underlying an Other Stock-Based Award relative to the total number of shares of Stock reserved and available for issuance under this Section, the Committee shall establish in good faith the maximum number of shares of Stock to which a Grantee of such Other Stock-Based Award may be entitled upon fulfillment of all applicable conditions set forth in the relevant Award documentation, including vesting, accretion factors, conversion ratios, exchange ratios and the like. If and when any such conditions are no longer capable of being met, in whole or in part, the number of shares of Stock underlying such Other Stock-Based Award shall be reduced accordingly by the Committee and the related shares of Stock shall be added back to the shares of Stock available for issuance under the Plan. Other Stock-Based Awards may be issued either alone or in addition to other Awards granted under the Plan and shall be evidenced by an award agreement. The Committee shall determine the Grantees to whom, and the time or times at which, Other Stock-Based Awards shall be made; the number of shares of Stock or LLC Units to be awarded; the price, if any, to be paid by the Grantee for the acquisition of Other Stock-Based Awards; and the restriction and conditions applicable to Other Stock-Based Awards. Conditions may be based on continuing employment (or other service relationship), computation of financial metrics and/or achievement of pre-established performance goals and objectives. The Committee may require that Other Stock-Based Awards be held through a limited partnership or similar “look-through” entity, and the Committee may require such limited partnership or similar entity to impose restrictions on its partners or other beneficial owners that are not inconsistent with the provisions of this Section. The provision of the grant of Other Stock-Based Awards need not be the same with respect to each Grantee.

Subject to the provisions of this Plan and the award agreement or such other agreement and unless otherwise determined by the Committee at grant, the Grantee of an award under this Section shall be entitled to receive, currently or on a deferred basis, interest or dividends or interest equivalents or Dividend Equivalent Rights with respect to the number of shares of Stock covered by the Award, as determined at the time of the Award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional shares of Stock or otherwise reinvested.

Shares of Stock (including securities convertible into shares of Stock) issued on a bonus basis under this Section may be issued for no cash consideration.

14.   TERMS AND CONDITIONS OF PERFORMANCE AND ANNUAL INCENTIVE AWARDS

14.1.   Performance Conditions

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Sections 14.2 hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m). If and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.

14.2.   Performance or Annual Incentive Awards Granted to Designated Covered Employees

If and to the extent that the Committee determines that a Performance or Annual Incentive Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance or Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.2.

14.2.1.   Performance Goals Generally.

The performance goals for such Performance or Annual Incentive Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 14.2. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance or Annual Incentive Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance or Annual Incentive Awards. Performance goals may differ for Performance or Annual Incentive Awards granted to any one Grantee or to different Grantees.

14.2.2.   Business Criteria.

One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee (and not by the Board) in establishing performance goals for such Performance or Annual Incentive Awards: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index; (3) net income; (4) pretax earnings; (5) earnings before interest expense, taxes, depreciation and amortization, with or without adjustments used from time to time by the Company in its publicly filed financial statements; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital;

(11) return on investment; (12) operating earnings; (13) working capital; (14) ratio of debt to stockholders’ equity (15) revenue; (16) brand awareness; (17) revenue per available room; (18) number of rooms or units; (19) debt reduction; (20) customer satisfaction; and (21) any other business criteria used in the Company’s publicly announced guidance. Business criteria may be measured on an absolute basis or on a relative basis (i.e., performance relative to peer companies) and on a GAAP or non-GAAP basis. The Committee may provide, in a manner that meets the requirements of Code Section 162(m) that any evaluation of performance may include or exclude any of the following events that occur during the applicable performance period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) any reorganization or restructuring programs; (e) extraordinary nonrecurring items; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses.

14.2.3.   Timing For Establishing Performance Goals.

Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance or Annual Incentive Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

14.2.4.   Settlement of Performance or Annual Incentive Awards; Other Terms.

Settlement of such Performance or Annual Incentive Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance or Annual Incentive Awards. The Committee shall specify the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Performance Awards.

14.3.   Written Determinations.

All determinations by the Committee as to the establishment of performance goals, the amount of any potential Performance Awards and as to the achievement of performance goals relating to Performance Awards, and the amount of any potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards, shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). To the extent permitted by Section 162(m), the Committee may delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

14.4.   Status of Section 14.2 Awards Under Code Section 162(m)

It is the intent of the Company that Performance Awards and Annual Incentive Awards under Section 14.2 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 14.2, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

15.   PARACHUTE LIMITATIONS

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding that expressly addresses Section 280G or Section 4999 of the Code (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock or Stock Unit held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

16.   REQUIREMENTS OF LAW

16.1.   General.

The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Without limiting the generality of the foregoing, in connection with the Securities Act, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Committee has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option (or SAR that may be settled in shares of Stock) shall not be exercisable until the shares of Stock covered by such Option (or SAR) are registered or are exempt from registration, the exercise of such Option (or SAR) (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.2.   Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Committee, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Committee may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

17.   EFFECT OF CHANGES IN CAPITALIZATION

17.1.   Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend of the Company) without receipt of consideration by the Company, the Company shall, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Stock Appreciation Rights to reflect such distribution.

17.2.   Reorganization in Which the Company Is the Surviving Entity Which does not Constitute a Corporate Transaction.

Subject to Section 17.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Corporate Transaction, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation. In the event of a transaction described in this Section 17.2, Stock Units shall be adjusted so as to apply to the securities that a holder of the number of shares of Stock subject to the Stock Units would have been entitled to receive immediately following such transaction.

17.3.   Corporate Transaction.

Subject to the exceptions set forth in the last sentence of this Section 17.3 and the last sentence of Section 17.4, upon the occurrence of a Corporate Transaction:

           (i)  all outstanding shares of Restricted Stock shall be deemed to have vested, and all Stock Units shall be deemed to have vested and the shares of Stock subject thereto shall be delivered, immediately prior to the occurrence of such Corporate Transaction, and

         (ii)  either of the following two actions shall be taken:

         (A)  fifteen days prior to the scheduled consummation of a Corporate Transaction, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days, or

         (B)  the Committee may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Stock, Stock Units and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Committee acting in good faith), in the case of Restricted Stock or Stock Units, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to the Option or SAR (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Award Shares.

With respect to the Company’s establishment of an exercise window, (i) any exercise of an Option or SAR during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Corporate Transaction the Plan, and all outstanding but unexercised Options and SARs shall terminate. The Committee shall send written notice of an event that will result in such a termination to all individuals who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders. This Section 17.3 shall not apply to any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the Options, SARs, Stock Units and Restricted Stock theretofore granted, or for the substitution for such Options, SARs, Stock Units and Restricted Stock for new common stock options and stock appreciation rights and new common stock units and restricted stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation right exercise prices (an “Equivalent Award”), in which event the Plan, Options, SARs, Stock Units and Restricted Stock theretofore granted shall continue in the manner and under the terms so provided. If the Grantee receives an Equivalent Award in connection with a Corporate Transaction and his employment is terminated by the Company without Cause or by the employee with Good Reason within one year following the Corporate Transaction involuntarily, the Equivalent Award may be exercised in full beginning on the date of such termination and for such period as the Committee shall determine.

17.4.   Adjustments.

Adjustments under this Section 17 related to shares of Stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Committee shall determine the effect of a Corporate Transaction upon Awards other than Options, SARs, Stock Units and Restricted Stock, and such effect shall be set forth in the appropriate Award Agreement. The Committee may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 17.1, 17.2 and 17.3.

17.5.   No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

18.   GENERAL PROVISIONS

18.1.   Disclaimer of Rights

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company or an Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

18.2.   Nonexclusivity of the Plan

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Committee to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Committee in its discretion determines desirable, including, without limitation, the granting of equity awards otherwise than under the Plan.

18.3.   Withholding Taxes

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, lapse of restrictions applicable to such Award or payment of shares pursuant to such Award, as applicable, cannot exceed such number of shares having a Fair Market Value equal to the minimum statutory amount required by the Company to be withheld and paid to any such federal, state or local taxing authority with respect to such exercise, vesting, lapse of restrictions or payment of shares.

18.4.   Captions

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

18.5.   Other Provisions

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

18.6.   Number and Gender

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

18.7.   Severability

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.8.   Governing Law

The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

18.9.   Section 409A of the Code

The Committee intends to comply with Section 409A of the Code (“Section 409A”), or an exemption to Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Section 409A. To the extent that the Committee determines that a Grantee would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans pursuant to Section 409A as a result of any provision of any Award granted under this Plan, such provision may be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Committee.

*    *    *

To record adoption of the Plan by the Board as of April 23, 2007, and approval of the Plan by the stockholders on                                , 2007, the Company has caused its authorized officer to execute the Plan.

MORGANS HOTEL GROUP CO.
By:
Title:

☐

 ▼ DETACH PROXY CARD HERE ▼

	SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.		☒ Votes must be indicated (x) in Black or Blue ink.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.

1.	ELECTION OF DIRECTORS:
									FOR	AGAINST	ABSTAIN
	VOTE FOR all nominees except those I have listed below	☐	VOTE WITHHELD from all nominees	☐	EXCEPTIONS	☐	2.	PROPOSAL TO RATIFY BDO Seidman, LLP as the Company’s independent registered public accounting firm for the 2007 fiscal year.	☐	☐	☐

	NOMINEES:	01 Lance Armstrong, 02 Robert Friedman, 03 David T. Hamamoto 04 Thomas L. Harrison, 05 Fred J. Kleisner, 06 Edwin L. Knetzger, III 07 W. Edward Scheetz					3.	PROPOSAL TO APPROVE the 2007 Stock Incentive Plan which amends and restates the Morgans Hotel Group Co. 2006 Omnibus Stock Incentive Plan.	☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for an individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.								THE PROXIES are authorized to vote in their discretion upon such other business, if any, as may properly come before the meeting.

	Exceptions:							Mark box at right if an address change or comment has been noted on the reverse side of this card			☐

S C A N L I N E
Please sign EXACTLY as name appears at the left. Joint owners each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full related title.

Date Share Owner sign here	Co-Owner sign here

MORGANS HOTEL GROUP CO.

ANNUAL MEETING OF STOCKHOLDERS
MAY 22, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Richard Szymanski and David Smail, or either of them, attorneys and proxies each with power of substitution to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on May 22, 2007 and at any adjournment or adjournments thereof, with all the power that the undersigned would possess if personally present, and to vote all shares of stock that the undersigned may be entitled to vote at said meeting, as designated on the reverse, and in accordance with their best judgment in connection with such other business as may come before the meeting.

PLEASE CAST YOUR VOTES ON THE REVERSE SIDE AS DESCRIBED ON THE REVERSE SIDE. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, JUST SIGN THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED. UNLESS MARKED OTHERWISE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

SEE REVERSE SIDE

Has your address changed?	Do you have any comments?